                                                                    EXHIBIT 2.6A


                          [BAKER & MCKENZIE LETTERHEAD]


        -----------------------------------------------------------------



                        IAA SHARE SUBSCRIPTION AGREEMENT





                         ------------------------------

                         DATED AS OF SEPTEMBER 24, 1999

                         ------------------------------



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



                          [BAKER & MCKENZIE LETTERHEAD]


                                TABLE OF CONTENTS


Clauses and Headings                                                                                       Page
--------------------                                                                                       ----


1.                       AGREEMENT TO SUBSCRIBE FOR THE SHARES                                                1
1.1                      Subscription                                                                         1
1.2                      Subscription Price of Subscription Shares                                            1
1.3                      Closing                                                                              2
1.4                      Meetings                                                                             3

2.                       REPRESENTATIONS AND WARRANTIES OF THE VENDORS                                        3
2.1                      Organization; Good Standing and Qualification                                        4
2.2                      Certificate of Incorporation and Constitution Records                                4
2.3                      Capitalization                                                                       5
2.4                      No Conflict                                                                          6
2.5                      Proprietary Rights; Proprietary Information and Inventions Agreement                 6
2.6                      Actions Pending                                                                      7
2.7                      Offering Valid                                                                       7
2.8                      Financial Position                                                                   7
2.9                      Absence of Changes Since Last Accounts                                               9
2.10                     Title to Assets                                                                     11
2.11                     Bank Accounts                                                                       12
2.12                     Receivables; Major Customers                                                        12
2.13                     Equipment, Etc.                                                                     12
2.14                     Real Property                                                                       13
2.15                     Proprietary Assets                                                                  13
2.16                     Year 2000                                                                           13
2.17                     Contracts                                                                           14
2.18                     Liabilities; Major Suppliers                                                        16
2.19                     Compliance with Legal Requirements                                                  16
2.20                     Governmental Authorisations                                                         17
2.21                     Governmental Action                                                                 18
2.22                     Tax Matters                                                                         18
2.23                     Employee and Labor Matters                                                          20
2.24                     Benefit Plans                                                                       22
2.25                     Sale of Products; Performance of Services                                           22
2.26                     Insurance                                                                           23
2.27                     Related Party Transactions                                                          24
2.28                     Certain Payments, Etc.                                                              24

                          [BAKER & MCKENZIE LETTERHEAD]


2.29                     Proceedings                                                                         25
2.30                     Brokers                                                                             26
2.31                     The Vendors                                                                         26
2.32                     Full Disclosure                                                                     27
2.33                     Insolvency Events                                                                   28
2.34                     Restructure                                                                         29

3.                       REPRESENTATIONS AND WARRANTIES OF PURCHASER                                         30
3.1                      Acquisition of Shares                                                               30
3.2                      Authority; Binding Nature of Agreement                                              30

4.                       PRE-CLOSING COVENANTS OF THE VENDORS                                                30
4.1                      Access and Investigation                                                            30
4.2                      Operation of Business                                                               31
4.3                      Filings and Consents                                                                33
4.4                      Notification; Updates to Disclosure Schedule                                        34
4.5                      Payment of Indebtedness by Related Parties                                          35
4.6                      No Negotiation                                                                      35
4.7                      Best Efforts                                                                        35
4.8                      Confidentiality                                                                     35

5.                       CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATION TO CLOSE                             36
5.1                      Satisfactory Completion of Pre-Acquisition Review                                   37
5.2                      Accuracy of Representations                                                         37
5.3                      Performance of Obligations                                                          37
5.4                      Consents                                                                            37
5.5                      No Adverse Change                                                                   37
5.6                      Additional Documents                                                                38
5.7                      No Proceedings                                                                      38
5.8                      No Claim Regarding Share Ownership or Subscription Proceeds                         38

6.                       CONDITIONS PRECEDENT TO THE COMPANY'S OBLIGATIONS TO CLOSE                          38
6.1                      Accuracy of Representations                                                         38
6.2                      Purchaser's Performance                                                             38
6.3                      No Injunction                                                                       39

7.                       TERMINATION                                                                         39
7.1                      Termination Events                                                                  39
7.2                      Termination Procedures                                                              40
7.3                      Effect of Termination                                                               40
7.4                      Non-exclusivity of Termination Rights                                               40

                          [BAKER & MCKENZIE LETTERHEAD]


8.                       INDEMNIFICATION, ETC.                                                               40
8.1                      Survival of Representation and Covenants                                            40
8.2                      Indemnification by the Vendors                                                      41
8.3                      Purchaser's Indemnity                                                               42
8.4                      Right to Require Cure of Breach                                                     42
8.5                      No Contribution                                                                     42
8.6                      Interest                                                                            42
8.7                      Non-exclusivity of Indemnification Remedies                                         43
8.8                      Defense of Third Party Claims                                                       43
8.9                      Exercise of Remedies by Indemnities other than Purchaser                            44
8.10                     Limitations on Liability                                                            44
8.11                     Purchaser Warranty as To No Breach                                                  45
8.12                     Restructure                                                                         45
8.13                     Maximum Cap on Indemnities                                                          45

9.                       RESTRICTION OF THE VENDORS                                                          45

10.                      MISCELLANEOUS PROVISIONS                                                            48
10.1                     Further Assurances                                                                  48
10.2                     Fees, Expenses and Stamp Duty                                                       48
10.3                     Attorneys' Fees                                                                     48
10.4                     Notices                                                                             48
10.5                     Time of the Essence                                                                 49
10.6                     Headings                                                                            49
10.7                     Counterparts                                                                        49
10.8                     Governing Law; Venue                                                                49
10.9                     Successors and Assigns                                                              50
10.10                    Remedies Cumulative; Specific Performance                                           50
10.11                    Waiver                                                                              50
10.12                    Amendments                                                                          51
10.13                    Severability                                                                        51
10.14                    Parties in Interest                                                                 51
10.15                    Entire Agreement                                                                    51
10.16                    Construction                                                                        51
10.17                    Trust Representations and Warranties                                                52

                          [BAKER & MCKENZIE LETTERHEAD]


Exhibits

EXHIBIT A                CERTAIN DEFINITIONS                                                       A-1

EXHIBIT B                COMPANY FINANCIAL STATEMENTS                                              *

EXHIBIT C                [NOT USED]                                                                *

EXHIBIT D                LIST OF SHAREHOLDERS                                                      D-1

EXHIBIT E                PROPRIETARY INFORMATION AND INVENTIONS DEED                               *

EXHIBIT F                [NOT USED]                                                                *

EXHIBIT G                LIST OF CONSULTANTS AND INDEPENDENT CONTRACTORS                           *

EXHIBIT H                LIST OF GOVERNMENTAL LICENSES, PERMITS, ORDERS, ETC.                      *

EXHIBIT I                FORM OF EMPLOYMENT AGREEMENTS                                             *

EXHIBIT J                DESIGNATED SENIOR OFFICERS AND EMPLOYEES                                  *

EXHIBIT K                SHAREHOLDERS DEED                                                         *

EXHIBIT L                CONSTITUTION                                                              *

* Exhibit omitted -- will be provided supplementally to the Commission upon request.

                               SHARE SUBSCRIPTION
                              AGREEMENT RELATING TO
               INTERNET ACCESS AUSTRALIA PTY LTD (ACN 064 758 747)


This Share Subscription Agreement (the "Agreement") is entered into as of
24 September, 1999, by and among the parties listed in Part II of Exhibit D hereto (collectively referred to as the "Vendors"), Asia Online - Australia Pty Limited (ACN 089 444 691) (the "Purchaser"), the parties listed in Part III of Exhibit D (the "Covenantors") and Internet Access Australia Pty Ltd
(ACN 064 758 747) (the "Company").


RECITALS:

WHEREAS, the Vendors own the entire issued share capital of INTERNET ACCESS AUSTRALIA PTY LTD (ACN 064 758 747).

WHEREAS the Vendors and the Purchaser have a common strategy to develop the business of the Company and have agreed that the best way to implement that strategy is through common ownership of the Company.

WHEREAS, the Covenantors acknowledge that they are receiving a commercial benefit from the Transactions contemplated under this Agreement and are prepared to covenant or undertake certain matters.

WHEREAS, the Vendors and the Purchaser have agreed that the Purchaser subscribe for shares in the capital of the Company on the terms hereof.

Now, therefore, in consideration of the mutual promises and covenants hereinafter set forth, the parties hereto agree as follows:


1.       AGREEMENT TO SUBSCRIBE FOR THE SHARES

         1.1      Subscription

                  At the Closing, the Purchaser shall subscribe for the shares in the Company listed in Part I of Exhibit D (the "Subscription Shares"), and the Company shall (and the Vendors shall cause the Company to) issue those shares, on the terms and subject to the conditions set forth in this Agreement.

         1.2      Subscription Price of Subscription Shares

                  The Subscription Price for the Subscription Shares shall be satisfied by the Purchaser undertaking the obligations for ongoing funding of the Company as set out in clause 9 of the Shareholders Deed.

         1.3      Closing

                  (a) The closing of the Subscription of the Subscription Shares to the Purchaser (the "Closing") shall take place at the offices of the Purchaser's Australian counsel, Baker & McKenzie, Level 39, Rialto, 525 Collins Street, Melbourne Australia at 10:00 a.m. (Melbourne Time) on the later of 22 September, 1999 or the date two business days following the satisfaction of the Closing Conditions set forth in
                           Section 5 and Section 6. For the purposes of this Agreement "Scheduled Closing Time" shall mean the time and date as of which the Closing is required to take place pursuant to this Section 1.3(a); and "Closing Date" shall mean to the time and date as of which the Closing actually takes place.

                  (b) At the Closing the Company shall (and the Vendors shall cause the Company to):

                           (i) deliver to the Purchaser the certificates representing the Subscription Shares to the Purchaser (or its nominees) and a certified copy of the resolutions of the Board of Directors of the Company authorising the issue of the Subscription Shares to the Purchaser (or its nominee);

                           (ii) any waiver, consent or other document necessary to give the Purchaser (or its nominee(s)) full legal and beneficial ownership of the Subscription Shares;

                           (iii)    deliver to the Purchaser:

                                    (A)      employment contracts in the form of
                                             the draft annexed as Exhibit I,
                                             entered into between the Company
                                             and the senior officers and
                                             employees designated in Exhibit J
                                             provided that if the Vendors are
                                             not able to deliver the employment
                                             contract for Robert Bennett Closing
                                             shall not be delayed by the
                                             Purchaser on that ground alone;

                                    (B)      copies of the Proprietary
                                             Information and Inventions Deed
                                             executed by each of the senior
                                             officers and employees designated
                                             in Exhibit J;

                           (iv) execute and deliver to the Purchaser a certificate (the "Closing Certificate") setting forth the Vendors' representations and warranties that (A) each of the representations and warranties made by the Vendors in this Agreement was accurate in all respects as of the date of this Agreement, (B), each of the representations and warranties made by the Vendors in this Agreement is accurate in all respects as of the Closing Date as if made on the Closing Date, (C) each of the covenants and obligations that the Vendors are required to have complied with or performed pursuant to this Agreement at or prior to the Closing has been duly complied with and performed in all respects, and (D), each of the conditions set forth in Sections 5.3, 5.4, 5.7 and 5.8 has been satisfied in all respects;

                           (v) Stephen Constantinou resigns from his position as director and officer of the Company and any subsidiary, in (with effect from the end of the meetings held pursuant to clause 1.4) and acknowledging in a form reasonably acceptable to the Purchaser that the writer has no claim against the Company or any of its subsidiaries for compensation for loss of office or otherwise;

                           (vi) the revocation or amendment of the bank signing mandates and authorities and powers of attorney given by the Company as the Purchaser notifies to the Vendors shall be revoked or amended.

                  (c) At the Closing, the parties shall execute and deliver to each other counterpart copies of the Shareholders Deed.

         1.4      Meetings

                  On or before Closing, the Company shall (and the Vendors shall cause the Company to) cause to be held a meeting of the directors and/or shareholders of the Company at which the following resolutions are passed:

                  (a) approve and authorise the issue of the Subscription Shares in favour of the Purchaser (or its nominees(s));

                  (b) appoint persons nominated by the Purchaser as directors and secretary of the Company with effect from the end of the meeting;

                  (c) the issue of a certificate for the Subscription Shares in favour of the Purchaser (or its nominee(s));

                  (d) the Constitution is approved and adopted as a replacement to the existing constitution.

2.       REPRESENTATIONS AND WARRANTIES OF THE VENDORS

         The representations and warranties in this Section 2 shall be read subject to the following:

         (a) prior to 20 August 1999, the Company carried on the Business as trustee of the Internet Access Australia Unit Trust;

         (b) on 20 August 1999, the Company was replaced as trustee of the Internet Access Australia Unit Trust by ACN 078 210 938 Pty Ltd;

         (c) on 20 August 1999, the Company acquired the Business from ACN 078 210 938 Pty Ltd with effect from 30 June 1999; and

         (d) except for the Warranty in Section 2.1(f), the representations and warranties in this Section 2 are to be treated as having been made as if the Business was owned and carried on by the Company in its own right at all times before and after 20 August 1999.

         The Vendors hereby jointly and severally represent and warrant (except where this Section expressly provides for the representations and warranties to be given severally, in which case they are given severally), to and for the benefit of the Purchaser, as follows:

         2.1      Organization; Good Standing and Qualification

                  (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of Victoria, Australia. The Company has all requisite corporate power and authority to own and operate its properties and assets, to perform its obligations under all material contracts, and to carry on its business as presently conducted and as presently proposed to be conducted.

                  (b) The Company has never conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than the name "Internet Access Australia Pty Ltd".

                  (c) Part 2.1 of the Disclosure Schedule accurately sets forth the names of the members of the Company's board of directors and company secretary.

                  (d) Neither the Company nor any of its shareholders has ever approved, or commenced any proceeding or made any election contemplating, the dissolution or liquidation of the Company or the winding up or cessation of the Company's business or affairs.

                  (e) Except as set out in the Disclosure Schedule the Company has no subsidiaries.

                  (f) Prior to 20 August 1999 the Company acted only as trustee of the Internet Access Unit Trust and has not prior to that date carried on business in its own right.

         2.2      Certificate of Incorporation and Constitution Records

                  (a) The Vendors have delivered to the Purchaser accurate and complete copies of:

                           (i) the Company's certificate of incorporation and Constitution, including all amendments thereto;

                           (ii)     the shareholding records of the Company; and

                           (iii) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the shareholders of the Company, the board of directors of the Company and all committees of the board of directors of the Company.

                  (b) There has not been any violation of any of the provisions of the Company's constitution or of any resolution adopted by the Company's shareholders, the Company's board of directors or any committee of the Company's board of directors; and no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) constitute or result directly or indirectly in such a violation.

                  (c) The books of account, shareholder records, and other records (but not the minute book) of the Company are accurate, up-to-date and complete, and have been maintained in accordance with sound and prudent business practices. All of the records of the Company are in the actual possession and direct control of the Company.

         2.3      Capitalization

                  (a) The issued share capital of the Company, immediately prior to the Closing, will consist of 2,198,010 fully paid shares. All issued and outstanding shares of the Company's issued capital (a) have been validly issued or transferred to the persons listed in Part II of Exhibit D hereto, (b) are fully paid, and (c) were issued in compliance with all applicable Legal Requirements concerning the issuance of securities. The rights, preferences, privileges and restrictions of the Shares are as stated in the Constitution.

                  (b) The Purchaser will acquire at the Closing, good and valid title to the Subscription Shares free and clear of any Encumbrances.

                  (c)      There is no:

                           (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares or other securities of the Company except as set out in the Disclosure Schedule;

                           (ii)     outstanding security, instrument or
                                    obligation that is or may become convertible into or exchangeable for any shares or other securities of the Company;

                           (iii) Contract under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or

                           (iv) condition or circumstance that may directly or indirectly give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares or other securities of the Company;

         2.4      No Conflict

                  Neither the execution and delivery of this Agreement by the Vendors or the Company or the consummation by the Vendors or the Company of the transactions contemplated by this Agreement will (i) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, or other evidence of indebtedness related to the Company or any material license agreement, lease or other material contract, instrument or obligation related to the Company to which it is a party or by which it may be bound;
                  (ii) violate any order, writ, injunction, decree or arbitration award specifically applicable to the Company;
                  (iii) result in the loss of, or in a violation or breach of any Government Authorisation of the Company; or (v) result in the creation of any material (individually or in the aggregate) lien, including any claims, mortgages, pledges, liens, security interests, encumbrances or charges of any kind (collectively, "Lien") on any of the assets owned or used by the Company.

         2.5      Proprietary Rights; Proprietary Information and Inventions
                  Agreement

                  (a) The Company has not received any communications alleging that it has violated or, by conducting its business as proposed would violate, any proprietary rights of any other person, nor are the Vendors aware of any basis for the foregoing.

                  (b) The Vendors do not believe it is or will be necessary for the Company to utilize any inventions, trade secrets or proprietary information of any of the Company's employees made prior to their employment by the Company, except for inventions, trade secrets or proprietary information that have been assigned to the Company.

                  (c) The Company owns, licenses or has rights to all of the (i) patents, patent applications, registrations and applications for registration thereof; (ii) trademarks, tradenames, service marks and registrations and applications for registration thereof; (iii) copyrights and registrations and applications for registration thereof; (iv) mask works and registrations and applications for registration thereof; (v) computer software, data and documentation; (vi) trade secrets and confidential business information, know-how, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, marketing plans and customer lists and information; and (vii) other proprietary rights relating to any of the foregoing owned or used by the Company (collectively, "Intellectual Property").

                  (d) The Company has conducted its business without infringement or claim of infringement of any license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of others that would have a material adverse effect on the business or assets of the Company. To the knowledge of the Vendors, there is no claim of infringement by others of any license, patent, copyright, service mark, trademark, trade name, trade secret or other Intellectual Property right of the Company.

         2.6      Actions Pending

                  There is no action, suit or proceeding pending or, to the best Knowledge of the Vendors, threatened against or affecting the Company or any of its respective properties or rights before any court or by or before any governmental body or arbitration board or tribunal.

         2.7      Offering Valid

                  None of the Vendors, nor any agent on their behalf, have solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Subscription Shares to any person or persons so as to bring the offer or sale of the Subscription Shares by the Vendors to the Purchaser (or its nominee(s)) within the provisions of Division 2 of Part 7.12 of the Corporations Law.

         2.8      Financial Position

                  (a) The Vendors have delivered to the Purchaser the Company's pro forma unaudited profit and loss statement for the financial year ending on the Accounts Date together with all statements, reports and notes attached to or intended to be read with any or all of the profit and loss statement.

                  (b) All of the Company Financial Statements are true, fair and complete in all respects and present fairly the financial position of the Company for the period to which they relate and the results of operations, any changes in shareholders' equity of the Company for the period to which they relate. The Company Financial Statements have been prepared in accordance with GAAP, applied on a consistent basis throughout the periods covered.

                  (c) At the Accounts Date, (i) the Company had no Liabilities required by GAAP to be provided for in the Company Financial Statements or described in the notes thereto which were not provided for in the Company Financial Statements or described in the notes thereto and (ii) all reserves and provisions established by the Company and set forth in the Company Financial Statements were adequate for the purposes for which they were established.

                  (d) Except as disclosed in Part 2.8(d) in the Disclosure Schedule since the Accounts Date:

                           (i) the Company has not entered into any transaction which was not in the Ordinary Course of its Business;

                           (ii) there has been no material adverse change in the condition (financial or otherwise) of the Company;

                           (iii) there has been no damage to, or destruction or loss of, physical property (whether or not covered by insurance) which may have a Material Adverse Effect on the business or operations of the Company;

                           (iv) the Company has not declared or paid any dividend or made any distribution on its securities, redeemed, purchased or otherwise acquired any of its securities, granted any options to purchase or subscribe for any securities, or issued any securities;

                           (v)      the Company has not increased the
                                    compensation of any of its officers, or the rate of pay of its employees as a group, except as part of regular compensation increases in the Ordinary Course of its Business;

                           (vi) neither the number of subscribers for the services offered by the Company nor the revenues generated therefrom have materially decreased;

                           (vii) there has been no resignation or termination of employment of any officer or key employee of the Company;

                           (viii)   there has been no labor dispute or
                                    industrial disruption involving the Company or its employees and none is pending or, to the best of the knowledge of any Vendor, threatened;

                           (ix) there has been no borrowing or agreement to borrow by the Company or change in the contingent obligations of the Company by way of guarantee, endorsement, indemnity, warranty or otherwise or grant of a mortgage or security interest in any property of the Company;

                           (x) there have been no loans made by the Company to its shareholders, employees, officers and directors other than travel advances and office advances made in the Ordinary Course of Business;

                           (xi) there has not been any payment of any obligation or liability of the Company other than current liabilities paid in the Ordinary Course of Business;

                           (xii) there has been no sale, assignment or transfer of any tangible asset of the Company except in the Ordinary Course of Business and no sale, assignment or transfer of any patent, trademark, trade secret or other intangible asset of the Company; and

                           (xiii) the Company has not incurred any Liabilities that (i) individually exceed A$10,000 or
                                    (ii) in the aggregate exceed A$100,000.

                  (e) The Company has good and marketable title to its properties and assets. Such properties and assets are not subject to Encumbrance except liens for current taxes and assessments not delinquent or those which are not material in scope or amount and do not materially interfere with the conduct of the Company's business. All leases pursuant to which the Company leases real or personal property are in good standing and are valid and effective in accordance with their respective terms and, to the Vendors' knowledge, there exists no default thereunder or occurrence or condition which could result in a default thereunder or termination thereof. The Company's buildings, equipment and other tangible assets are in good operating condition and are suable in the ordinary course of business, and the Company owns, or has a valid leasehold interest in, all assets necessary for the conduct of its business as presently conducted.

         2.9      Absence of Changes Since Last Accounts

                  Except as set forth in Part 2.9 of the Disclosure Schedule, since the Accounts Date.

                  (a) there has not been any adverse change in the Company's business, condition, assets, liabilities, operations, financial performance, net income or prospects (or in any aspect or portion thereof), and no event has occurred that might have an adverse effect on the Company's business, condition, assets, liabilities, operations, financial performance, net income or prospects (or on any aspect or portion thereof);

                  (b) there has not been any loss, damage or destruction to, or any interruption in the use of, any of the Company's assets (whether or not covered by insurance);

                  (c) the Company has not (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares or (ii) repurchased, redeemed or otherwise reacquired any shares or other securities;

                  (d) the Company has not sold or otherwise issued any shares or any other securities;

                  (e) the Company has not amended its certificate of incorporation or constitution and has not effected or been a party to any Acquisition Transaction, recapitalization, reclassification of shares, share consolidation or division, capital reduction, share buy back or similar transaction;

                  (f) the Company has not purchased or otherwise acquired any asset from any other Person, except for supplies acquired by the Company in the Ordinary Course of Business;

                  (g) the Company has not leased or licensed any asset from any other Person;

                  (h) the Company has not made any capital expenditure over A$20,000;

                  (i) the Company has not sold or otherwise transferred, and has not leased or licensed, any asset to any other Person except for products sold by the Company from its inventory in the Ordinary Course of Business;

                  (j) the Company has not written off as uncollectable, or established any extraordinary reserve or provision with respect to, any account receivable or other indebtedness;

                  (k) the Company has not pledged or hypothecated any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance;

                  (l) the Company has not made any loan or advance to any other Person;

                  (m) the Company has not (i) established or adopted any Employee Benefit Plan, or (ii) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees;

                  (n) the Company has not entered into, and neither the Company nor any of the assets owned or used by the Company has become bound by, any Contract that is not an Excluded Contract;

                  (o) no Contract by which the Company or any of the assets owned or used by the Company is or was bound, or under which the Company has or had any rights or interest, has been amended or terminated;

                  (p) the Company has not incurred, assumed or otherwise become subject to any Liability, other than accounts payable (of the type required to be reflected as current liabilities in the "liabilities" column of a balance sheet prepared in accordance with GAAP) incurred by the Company in the Ordinary Course of Business;

                  (q) the Company has not discharged any Encumbrance or discharged or paid any indebtedness or other Liability, except for accounts payable that (i) have been incurred by the Company since June 30, 1999 in the Ordinary Course of Business, and (ii) have been discharged or paid in the Ordinary Course of Business;

                  (r) the Company has not forgiven any debt or otherwise released or waived any right or claim;

                  (s) the Company has not changed any of its methods of accounting or accounting practices in any respect;

                  (t) the Company has not entered into any transaction or taken any other action outside the Ordinary Course of Business; and

                  (u) the Company has not agreed, committed or offered (in writing or otherwise), and has not attempted, to take any of the actions referred to in clauses "(c)" through "(t)" above.

         2.10     Title to Assets

                  (a) The Company owns, and has good, valid and marketable title to, all assets purported to be owned by it, including:

                           (i)      all assets reflected on the Company
                                    Financial Statements (except for inventory sold by the Company since 30 June, 1999 in the Ordinary Course of Business);

                           (ii) all assets acquired by the Company since 30 June, 1999 (except for inventory sold by the Company, since 30 June, 1999 in the Ordinary Course of Business);

                           (iii) all of the Company's rights under the Company Contracts; and

                           (iv) all other assets reflected in the Company's books and records as being owned by the Company.

                           Except as set forth in Part 2.10 of the Disclosure Schedule, all of said assets are owned by the Company free and clear of any Encumbrances.

                  (b) Part 2.10 of the Disclosure Schedule identifies all assets that are being leased or licensed to the Company.

         2.11     Bank Accounts

                  There are no safe deposit boxes or similar arrangements maintained by or for the benefit of the Company.

         2.12     Receivables; Major Customers

                  (a) Except as set forth in Part 2.12 of the Disclosure Schedule, all existing accounts receivable of the Company (including those accounts receivable reflected in the Company Financial Statements that have not yet been collected and those accounts receivable that have arisen since the Inception and have not yet been collected):

                           (i) represent valid obligations of customers of the Company arising from bona fide transactions entered into in the Ordinary Course of Business; and

                           (ii) are current and will be collected in full (without any counterclaim or setoff) in the Ordinary Course of Business.

                  (b) The Company has not received any notice or other communication (in writing or otherwise), and has not received any other information, indicating that any customer or other Person may cease dealing with the Company or may otherwise reduce the volume of business transacted by such Person with the Company below historical levels.

         2.13     Equipment, Etc.

                  (a) To the best of the Vendor's Knowledge, each asset of the Company:

                           (i) is structurally sound, free of defects and deficiencies and in good condition and repair (ordinary wear and tear excepted);

                           (ii) complies in all respects with, and is being operated and otherwise used in full compliance with, all applicable Legal Requirements; and

                           (iii) is adequate for the uses to which it is being put.

                           (iv)     are adequate for the conduct of the
                                    Company's business in the manner in which such business is currently being conducted.

         2.14     Real Property

                  The Company does not own any real property or any interest in real property, except for the leaseholds created under the real property leases identified in Part 2.14 of the Disclosure Schedule. Part 2.14 of the Disclosure Schedule provides an accurate summary description of the premises covered by said leases and the facilities located on such premises. The Company enjoys peaceful and undisturbed possession of such premises.

         2.15     Proprietary Assets

                  (a) Except as set forth in Part 2.15 of the Disclosure Schedule, there is no Proprietary Asset that is not owned by or licensed to the Company that is otherwise used or useful in connection with the Company's business.

                  (b) To the best of the Vendor's Knowledge, the Company is not infringing, and has not at any time infringed or received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement of, any Proprietary Asset owned or used by any other Person. To the best of the Knowledge of each of the Vendors, no other Person is infringing, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Proprietary Asset owned or used by the Company.

                  (c) The Proprietary Assets identified in Part 2.15 of the Disclosure Schedule constitute all of the Proprietary Assets necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted and in the manner in which its business is proposed to be conducted.

         2.16     Year 2000

                  To the best of the Vendors' Knowledge, the Company's products and services are "Year 2000 Compliant", meaning that (i) date data from at least 1900 through 2001 will process without error or interruption (other than an error or interruption not expected to have a material adverse effect on the Company) in any level of computer hardware, software or services the Company provides, including but not limited to, microcode, firmware, system or application programs, files, databases and computer services, (ii) there will be no loss of functionality of the Company's products and services (other than any loss not expected to have a material adverse effect on the Company) with respect to the introduction, processing or output of records containing dates on or after January 1, 2000 and (iii) the Company's products and services will be interoperable with other software/hardware which may deliver records to, receive records from or interact with the Company's products and services in the course of processing data; provided, however, that the foregoing shall not apply to any adverse effects caused by any products and services (including any third party software or hardware) not developed by the Company or by any modification to the Company's products and services which are made by a party other than the Company.

         2.17     Contracts

                  (a) Part 2.17 of the Disclosure Schedule identifies and provides an accurate and complete description of all contracts, agreements, commitments and undertakings of any nature, written or oral, of the Company, each of which involves future payments, performance of services or delivery of goods or materials to or by the Company of an aggregate amount or value in excess of $50,000 per individual contract or which otherwise is material to the business or prospects of the Company (collectively, the "Material Contracts"), except for any Excluded Contract. The Company has delivered to the Purchaser accurate and complete copies of all the Company Contracts identified in
                           Part 2.17 of the Disclosure Schedule, including all amendments, supplements, modifications and waivers thereto.

                  (b) Each Company Contract is valid and in full force and effect, and is enforceable by the Company in accordance with its terms.

                  (c)      To the Vendor's Knowledge, except as set forth in
                           Part 2.17 of the Disclosure Schedule:

                           (i) no Person has violated or breached, or declared or committed any default under, any Company Contract;

                           (ii) no event has occurred, and no circumstance or condition exists, that might (with or without notice or lapse of time) (A) result in a violation or breach of any of the provisions of any Company Contract, (B) give any Person the right to declare a default or exercise any remedy under any Company Contract, (C) give any Person the right to accelerate the maturity or performance of any Company Contract, or (D) give any Person the right to cancel, terminate or modify any Company Contract;

                           (iii) the Company has not received any notice or other communication (in writing or otherwise) regarding any actual, alleged, possible or potential violation or breach of, or default under, any Company Contract; and

                           (iv) the Company has not waived any of its rights under any Company Contract.

                  (d) The Vendors have no notice of the fact that any Person against which the Company has or may acquire any rights under any Company Contract is insolvent or unable to satisfy all of such Person's current and future monetary obligations and other obligations and Liabilities to the Company.

                  (e)      Except as set forth in Part 2.17 of the Disclosure
                           Schedule:

                           (i)      the Company has never guaranteed or
                                    otherwise agreed to cause, insure or become liable for, and has never pledged any of its assets to secure, the performance or payment of any obligation or other Liability of any other Person; and

                           (ii)     the Company is not a party to or bound by
                                    (A) any joint venture agreement, partnership agreement, profit-sharing agreement, cost-sharing agreement, loss-sharing agreement or similar Contract, or (B) any Contract that creates or grants to any Person, or provides for the creation or grant of, any stock appreciation right, phantom stock right or similar right or interest.

                  (f) The performance of the Material Company Contracts will not result in any violation of or failure to comply with any Legal Requirement.

                  (g) No Person is renegotiating, or has the right to renegotiate, any amount paid or payable to the Company under any Company Contract or any other term or provision of any Company Contract.

                  (h) Except as disclosed in Part 2.17 of the Disclosure Schedule, the Contracts identified in Part 2.17 of the Disclosure Schedule and the Excluded Contracts collectively constitute all of the Material Contracts necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted and in the manner in which its business is proposed to be conducted.

                  (i) Part 2.17 of the Disclosure Schedule identifies and provides an accurate summary of each proposed Material Contract as to which any bid, offer, written proposal, term sheet or similar document has been submitted or received by the Company.

         2.18     Liabilities: Major Suppliers

                  (a)      The Company has no Liabilities, except for:

                           (i) liabilities identified as such in the "liabilities" column of the Company Financial Statements;

                           (ii) accounts payable (of the type required to be reflected as current liabilities in the "liabilities" column of a balance sheet prepared in accordance with GAAP) incurred by the Company in the Ordinary Course of Business since 30 June 1999; and

                  (b) Part 2.18 of the Disclosure Schedule provides an accurate and complete breakdown of the Company's long-term debt as of the date of this Agreement.

                  (c) Part 2.18 of the Disclosure Schedule accurately identifies, and provides an accurate and complete breakdown of the amounts paid to, each supplier or other Person who were the ten leading recipients of payments from the Company for the year ending 30 June 1999.

         2.19     Compliance with Legal Requirements

                  (a)      Except as set forth in Part 2.19 of the Disclosure
                           Schedule:

                           (i) the Company is in full compliance with each Legal Requirement that is applicable to it or to the conduct of its business or the ownership or use of any of its assets;

                           (ii) the Company has at all times been in full compliance with each Legal Requirement that is or was applicable to it or to the conduct of its business or the ownership or use of any of its assets;

                           (iii) no event has occurred, and no condition or circumstance exists, that might constitute or result directly or indirectly in a violation by the Company of, or a failure on the part of the Company to comply with, any Legal Requirement; and

                           (iv) the Company has not received, at any time, any notice or other communication (in writing or otherwise) from any Governmental Body or any other Person regarding (i) any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement, or (ii) any actual, alleged, possible or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any cleanup or any remedial, corrective or response action of any nature.

         2.20     Governmental Authorisations

                  (a) The Company holds each Governmental Authorisation required for the operation of its businesses. Each Governmental Authorisation is valid and in full force and effect.

                  (b)      Except as set forth in Part 2.20 of the Disclosure
                           Schedule:

                           (i) the Company and its employees are, and have at all times been, in full compliance with all of the terms and requirements of each Governmental Authorisation;

                           (ii) no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorisation, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorisation;

                           (iii) the Company has never received, and, to the best of the knowledge of the Vendors, no employee of the Company has ever received, any notice or other communication (in writing or otherwise) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible or potential violation of or failure to comply with any term or requirement of any Governmental Authorisation, or (B) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorisation; and

                           (iv) all applications required to have been filed for the renewal of the Governmental Authorisations have been duly filed on a timely basis with the appropriate Governmental Bodies, and each other notice or filing required to have been given or made with respect to such Governmental Authorisations has been duly given or made on a timely basis with the appropriate Governmental Body.

                  (c) The Company has all of the Governmental Authorisations necessary (i) to enable the Company to conduct its business in the manner in which its business is currently being conducted, and (ii) to permit the Company to own and use its assets in the manner in which they are currently owned and used.

                  (d) The Vendors will make any filing with or give any notice to, or to obtain any Consent from, any Person necessary for the execution and delivery of any of the Transactional Agreements and the consummation and performance of the Transactions.

         2.21     Governmental Action

                  To the best of the Vendor's Knowledge, no Authorisation, consent or approval of, or filing with, any court or any federal, state or local governmental authority or agency is required by the Vendors in connection with the execution and delivery of this Agreement and the issuance of the Subscription Shares other than those that have been or will be made or obtained prior to the Closing.

         2.22     Tax Matters

                  (a) Each Tax required to have been paid, or claimed by any Governmental Body to be payable, by the Company (whether pursuant to any Tax Return or otherwise) has been duly paid in full or on a timely basis. Any Tax required to have been withheld or collected by the Company has been duly withheld and collected; and (to the extent required) each such Tax has been paid to the appropriate Governmental Body.

                  (b) All the Company Returns (i) have been or will be filed when due, and (ii) have been, or will be when filed, accurately and completely prepared in full compliance with all applicable Legal Requirements. All amounts shown on the Company Returns to be due on or before the Closing Date, and all amounts otherwise payable in connection with the Company Returns on or before the Closing Date, have been or will be paid on or before the Closing Date. The Company has delivered to the Purchaser accurate and complete copies of all the Company Returns filed since the Inception.

                  (c) The Company Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with Section 2.22. The Company has paid all Taxes due and payable for the period from the Inception through the Closing Date.

                  (d) Except as specifically set out in Part 2.22 of the Disclosure Schedule, each Company Return relating to income Taxes has been filed with respect to any period ended on or prior to Closing. The Vendors have delivered to the Purchaser accurate and complete copies of all audit reports and similar documents (to which the Company has access) relating to the Company Returns. Except as set forth in Part 2.22 of the Disclosure Schedule, no extension or waiver of the limitation period applicable to any of the Company Returns has been granted (by the Company or any other Person), and no such extension or waiver has been requested from the Company.

                  (e) Except as set forth in Part 2.22 of the Disclosure Schedule, no claim or other Proceeding is pending or has been threatened against or with respect to the Company in respect of any Tax. There are no unsatisfied Liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by the Company.

                  (f) There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of the Company that, individually or collectively, could give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Australian tax legislation. The Company is not, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

                  (g) The Company: has not lodged a private ruling request; is not and has not been the subject of any Tax audit; is not a party to any action or proceeding for the assessment or collection of Tax; does not have any dispute or disagreement with any Governmental Body for Tax; and has not made any agreement with or undertaking to any Governmental Body for Tax and there is no fact or matter known to the Vendors which might give rise to any of the above.

                  (h) The Company has not entered into any agreement which now or in the future may extend the period of assessment or collection of any Tax.

                  (i) Since the Accounts Date no additional liability for Tax has accrued to the Company other than as a result of trading activities in the Ordinary Course of Business and no payment or expenditure has been made or incurred or committed which will not be wholly deductible (other than items of a capital nature incurred or committed in the Ordinary Course of Business or otherwise disclosed in Part 2.22(i) of the Disclosure Schedule) in computing the Company's Taxable income.

                  (j) To the best of the Vendors' knowledge the Company has complied with the provisions of Part IIIAA of the Income Tax Assessment Act, and has maintained proper records of franking debits and franking credits for the purposes of that Act.

                  (k) The Company does not have any permanent establishment (as that expression is defined in any relevant Double Taxation Agreement current at the date of this Agreement) outside Australia.

                  (l) All documents to which the Company is a party or may be interested in the enforcement of, and all transfers of any issued shares (other than as contemplated by this Agreement), have been properly stamped under applicable stamp duty legislation.

         2.23     Employee and Labor Matters

                  (a) Part 2.23 of the Disclosure Schedule accurately sets forth, with respect to each employee of the Company (including any employee of the Company who is on a leave of absence or on layoff status):

                           (i) the name of such employee and the date as of which such employee was originally hired by the Company;

                           (ii) such employee's title, and a description of such employee's duties and responsibilities;

                           (iii)    the aggregate dollar amount of the
                                    compensation (including wages, salary,
                                    commissions, director's fees, fringe
                                    benefits, bonuses, allowances, share
                                    options, profit-sharing payments and other payments or benefits of any type) received by such employee from the Company with respect to services performed in 1999;

                           (iv) such employee's annualized compensation as of the date of this Agreement;

                           (v) particulars of accrued long service leave, annual leave, sick leave and rostered days off for each employee;

                           (vi) particulars of any redundancy or severance pay owing as at the execution date of this Agreement;

                           (vii) each Current Benefit Plan in which such employee participates or is eligible to participate; and

                           (viii) any Governmental Authorisation that is held by such employee and that relates to or is useful in connection with the Company's business.

                  (b) Part 2.23 of the Disclosure Schedule accurately identifies each former employee of the Company who is receiving or is scheduled to receive (or whose spouse or other dependent is receiving or is scheduled to receive) any benefits (whether from the Company or otherwise) relating to such former employee's employment with the Company; and Part 2.23 of the Disclosure Schedule accurately describes such benefits.

                  (c) Exhibit G contains a list of individuals who are currently performing services for the Company related to its business and are classified as "consultants" or "independent contractors".

                  (d) Except as set forth in Part 2.23 of the Disclosure Schedule, the Company is not a party to or bound by, a party to or bound by, any employment agreement or any union contract, industrial award or determination collective bargaining agreement or similar Contract.

                  (e) The Vendors have delivered to the Purchaser accurate and complete copies of all employee manuals and handbooks, disclosure materials, policy statements and other materials relating to the employment of the current and former employees of the Company.

                  (f)      The Vendors have no notice of the fact that:

                           (i) any employee of the Company intends to terminate his employment with the Company;

                           (ii) any employee of the Company has received an offer to join a business that may be competitive with the Company's business; and

                           (iii) any employee of the Company is a party to or is bound by any confidentiality agreement, noncompetition agreement or other Contract (with any Person) that may have an adverse effect on (A) the performance by such employee of any of his duties or responsibilities as an employee of the Company, or (B) the Company's business or operations.

                  (g) the Company is not engaged, in any unfair labor practice of any nature. There is no slowdown, work stoppage, labor dispute or union organizing activity, or any similar activity or dispute, affecting the Company or any of its employees. There is not now pending, and no Person has threatened to commence, any such slowdown, work stoppage, labor dispute or union organizing activity or any similar activity or dispute.

                  (h) Except as set forth in the form of employment agreements in Exhibit I, the Company does not have: any existing service or other agreements with any officers, consultants or employees of the Company which (subject to unfair dismissal laws) cannot be fairly terminated by three months' notice or less without giving rise to a claim for damages or compensation; liability for compensation to ex-employees or ex-consultants; obligation to re-instate or re-employ any ex-officer, ex-consultant or ex-employee of the Company; policy, practice or obligation regarding redundancy payments to employees which is more generous than the applicable award(s) or legislation; or any industrial agreement or enterprise agreement (whether registered or not) or plans to introduce any such agreement, that applies to any employee or officer of the Company.

         2.24     Benefit Plans

                  (a) Part 2.24 of the Disclosure Schedule sets out the name and trustee of all Relevant Schemes.

                  (b) The Company does not have any accrued liability, unfunded or contingent obligations in relation to any Relevant Scheme.

                  (c) The Company has made all occupational superannuation contributions required under any award or prescribed industrial agreement for its employees and has satisfied all laws. There is no superannuation guarantee charge or liability accrued or payable for employees.

         2.25     Sale of Products; Performance of Services

                  (a) To the best of the Vendor's Knowledge, each product or service that has been sold or performed by the Company to or for any Person:

                           (i) conformed and complied in all respects with the terms and requirements of any applicable warranty or other Contract and with all applicable Legal Requirements; and

                           (ii) was free of any design defects, construction defects or other defects or deficiencies at the time of sale.

                           All repair services and other services that have been performed by the Company were performed properly and in full conformity with the terms and requirements of all applicable warranties and other Contracts and with all applicable Legal Requirements.

                  (b) To the best of the Vendors' Knowledge the Company will not incur or otherwise become subject to any Liability arising directly or indirectly from any product sold, or any services performed by, the Company on or at any time prior to the Closing Date.

                  (c) No product developed or sold by the Company has been the subject of any recall or other similar action; and to the best of the Vendor's knowledge no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any such recall or other similar action relating to any such product.

                  (d) Except as set forth in Part 2.25 of the Disclosure Schedule, no customer or other Person has claimed against the Company (i) under or based upon any warranty provided by or on behalf of the Company, or
                           (ii) under or based upon any other warranty relating to any product sold by the Company or any services performed by the Company. To the best of the Knowledge of the Vendors, no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for the assertion of any such claim.

         2.26     Insurance

                  (a) Part 2.26 of the Disclosure Schedule attaches, with respect to each insurance policy maintained by or at the expense of, or for the direct or indirect benefit of the Company true and up to date copies of the Schedules issued by the insurer or broker relating to such insurance policies.

                           Part 2.26 of the Disclosure Schedule also identifies
                           (1) each pending application for insurance that has been submitted by or on behalf of the Company, and
                           (2) each self-insurance or risk-sharing arrangement affecting the Company or any of its assets. The Company has delivered to the Purchaser accurate and complete copies of all of the insurance policies identified in Part 2.26 of the Disclosure Schedule (including all renewals thereof and endorsements thereto) and all of the pending applications identified in Part 2.26 of the Disclosure Schedule.

                  (b) To the best of the Vendor's Knowledge, each of the policies identified in Part 2.26 of the Disclosure
                           Schedule is valid, enforceable and in full force and effect. All of the information contained in the applications submitted in connection with said policies was (at the times said applications were submitted) accurate and complete, and all premiums and other amounts owing with respect to said policies have been paid in full on a timely basis.

                  (c) Except as set forth in Part 2.26 of the Disclosure Schedule, there is no pending claim under or based upon any of the policies identified in Part 2.26 of the Disclosure Schedule made by the Company; and to the best of the Vendor's Knowledge no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any such claim.

                  (d)      The Company has not received:

                           (i) any notice or other communication (in writing or otherwise) regarding the actual or possible cancellation or invalidation of any of the policies identified in Part 2.26 of the Disclosure

                                    Schedule or regarding any actual or possible adjustment in the amount of the premiums payable with respect to any of said policies;

                           (ii) any notice or other communication (in writing or otherwise) regarding any actual or possible refusal of coverage under, or any actual or possible rejection of any claim under, any of the policies identified in Part 2.26 of the Disclosure Schedule; or

                           (iii) any indication that the issuer of any of the policies identified in Part 2.26 of the Disclosure Schedule may be unwilling or unable to perform any of its obligations thereunder.

         2.27     Related Party Transactions

                  Except as set forth in Part 2.27 of the Disclosure Schedule and other than on arms length ordinary commercial terms:

                  (a) no Related Party has any direct or indirect interest of any nature in any asset used in or otherwise relating to the business of the Company;

                  (b)      no Related Party is indebted to the Company;

                  (c) no Related Party has entered into, or has any direct or indirect financial interest in, any Contract, transaction or business dealing of any nature involving the Company;

                  (d) no Related Party is competing directly or indirectly, with the Company in any market served by the Company;

                  (e) no Related Party has any claim or right against the Company; and

                  (f) no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any claim or right in favour of any Related Party against the Company.

         2.28     Certain Payments, Etc.

                  Neither the Company, nor any officer, employee, agent or other Person associated with or acting for or on behalf of the Company, has at any time, directly or indirectly:

                  (a) used any corporate funds (i) to make any unlawful political contribution or gift or for any other unlawful purpose relating to any political activity,
                           (ii) to make any unlawful payment to any governmental official or employee, or (iii) to establish or maintain any unlawful or unrecorded fund or account of any nature;

                  (b) made any false or fictitious entry, or failed to make any entry that should have been made, in any of the books of account or other records of the Company;

                  (c) made any unlawful payoff, influence payment, bribe, rebate, kickback or payment to any Person;

                  (d) agreed, committed, offered or attempted to take any of the actions described in clauses "(a)" through "(e)" above.

         2.29     Proceedings

                  (a) Except as set forth in Part 2.29 of the Disclosure Schedule, there is no pending Proceeding or investigation, and no Person has threatened to commence any Proceeding:

                           (i) that involves the Company and that otherwise relates to or might materially affect the Company's business or any of the assets owned or used by the Company (whether or not the Company is named as a party thereto); or

                           (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Transactions.

                           Except as set forth in Part 2.29 of the Disclosure Schedule, to the best of the Vendor's knowledge no event has occurred, and no claim, dispute or other condition or circumstance exists, that might directly or indirectly give rise to or serve as a basis for the commencement of any such Proceeding.

                  (b) The Vendors have delivered to the Purchaser accurate and complete copies of all pleadings, correspondence and other written materials to which the Company has access that relate to the Proceedings identified in
                           Part 2.29.

                  (c) There is no Order to which the Company, or any of the assets owned or used by the Company, is subject that
                           (i) may have an adverse effect on the Company's business, condition, assets, liabilities, operations, financial performance, net income or prospects (or on any aspect or portion thereof) or on the ability of the Company or any of the Vendors to comply with or perform any covenant or obligation under any of the Transactional Agreements, or (ii) may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

                  (d) To the best of the Knowledge of the Vendors, no officer or employee of the Company is subject to any Order that prohibits such officer or employee from engaging in or continuing any conduct, activity or practice relating to the Company's business.

         2.30     Brokers

                  Neither the Company nor any of the Vendors have agreed or become obligated to pay, or has taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with any of the Transactions.

         2.31     The Vendors

                  (a) In respect of each of the Vendors who are incorporated, they severally warrant that they are a corporation duly organised, validly existing and in good standing under the laws of Victoria and have all requisite corporate powers and authority to execute and deliver this Agreement and to carry out and perform their obligations under the Agreement and the Certificate. Each of the Vendors severally warrants that they have the capacity and financial capability to comply with and perform all of their covenants and obligations under each of the Transactional Agreements to which they are or may become a party.

                  (b)      None of the Vendors:

                           (i) have at any time, (A) made a general assignment for the benefit of creditors, (B) filed, or had filed against it, any bankruptcy petition or similar filing, (C) suffered the attachment or other judicial seizure of all or a substantial portion of its assets, (D) admitted in writing its inability to pay its debts as they become due, (E) been convicted of, or pleaded guilty to, any felony, or (F) taken or been the subject of any action that may have an adverse effect on such its ability to comply with or perform any of its covenants or obligations under any of the Transactional Agreements; or

                           (ii) is subject to any Order that may have an adverse effect on its ability to comply with or perform any of its covenants or obligations under any of the Transactional Agreements.

                  (c) To the best of the Vendor's Knowledge, there is no Proceeding pending, and no Person has threatened to commence any Proceeding, that may have an adverse effect on the ability of any of the Vendors to comply with or perform any of its covenants or obligations under any of the Transactional Agreements. To the best of the Vendor's Knowledge, no event has occurred, and no claim, dispute or other condition or circumstance exists, that might directly or indirectly give rise to or serve as a basis for the commencement of any such Proceeding.

                  (d) Those of the Vendors that are corporations severally warrant that all corporate action on the part of the Company, its officers, directors and shareholders necessary for the Authorisation of this Agreement, the performance of all the Company's obligations hereunder at the Closing and the allotment and issue of the Subscription Shares the Company is issuing has been taken or will be taken prior to the Closing. Each Vendor severally warrants that this Agreement constitutes the legal, valid and binding obligation of each of the Vendors and the Company, enforceable against each of the Vendors and the Company in accordance with its terms except to the extent that enforcement may be limited by bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally and except to the extent that enforcement may be limited by the application of general equitable principles.

         2.32     Full Disclosure

                  (a) Except as set forth in Part 2.32 of the Disclosure Schedule, there is no fact within the Knowledge of any of the Vendors (other than publicly known facts relating exclusively to political or economic matters of general applicability that will adversely affect all Comparable Entities) that (i) may have an adverse effect on the Company's business, condition, assets, liabilities, operations, financial performance, net income or prospects (or on any aspect or portion thereof) or on the ability of any or all of the Vendors to comply with or perform any covenant or obligation under any of the Transactional Agreements, or (ii) may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

                  (b) All of the information set forth in the Disclosure Schedule, and all other information regarding the Company and its business, condition, assets, liabilities, operations, financial performance, net income and prospects that has been furnished to the Purchaser or any of its Representatives by or on behalf of the Vendors or any of the Vendors' Representatives represents a true and fair view of the matters to which they relate.

                  (c) The Vendors provided the Purchaser and the Purchaser's Representatives with full and complete access to all of the Company's records and other documents and data.

         2.33     Insolvency Events

                  (a) Liquidation/winding up/appointment of administrator or receiver etc.

                           The Company has not had:

                           (i)      a liquidator or provisional liquidator
                                    appointed;

                           (ii) a receiver, receiver and manager, trustee, controller, official manager or similar officer appointed;

                           (iii)    an administrator appointed, whether under
                                    Part 5.3A of the Corporations Law or
                                    otherwise; or

                           (iv) an application made for the appointment of an administrator, liquidator or provisional liquidator;

                           over all or part of the business, Assets or revenues of the Company and neither the Company nor its directors have passed a resolution for any such appointment; or

                           (v) an application made for the winding up of the Company.

                  (b)      Execution

                           No execution, distress or similar process has been levied upon or against all or any part of the business, Assets or revenues of the Company.

                  (c)      Schemes of arrangement

                           The Company has not:

                           (i) entered into or resolved to enter into any scheme of arrangement, composition, assignment for the benefit of, or other arrangement with its creditors or any class of creditors; or

                           (ii) proposed or had proposed on its behalf a reorganisation, moratorium, deed of company arrangement or other administration involving one or more of its creditors, or its winding up or dissolution.

                  (d)      Statutory demands

                  The Company has not received any unsatisfied demand under
                  section 459E of the Corporations Law, or been taken to have failed to comply with a statutory demand as a result of the operation of section 459F(1) of the Corporations Law.

                  (e)      Solvency

                           The Company:

                           (i) is able to pay its debts as and when they fall due;

                           (ii) is not insolvent or presumed to be insolvent under any law; and

                           (iii) is not insolvent under administration as defined in section of the Corporations Law or has not taken any action which could result in that event.

                  (f)      Striking off

                           The Company:

                           (i) has not received a notice under sections 601AA or 601AB of the Corporations Law; and

                           (ii) has not been struck off the register of Companies or dissolved and there is no action proposed by the Australian Securities Commission to do so.

         2.34     Restructure

                  Notwithstanding the transactions described in the preamble to
                  Section 2 (the "Restructuring Transactions"):

                  (a) the Company owns or has the use of all assets, property, rights and interests (previously held in its capacity as trustee of the Internet Access Australia Unit Trust) necessary to carry on the Business in the same manner as it was conducted immediately prior to the Restructuring Transactions;

                  (b) the Restructuring Transactions have been completed and consummated in accordance with their terms and in accordance with all Legal Requirements;

                  (c) the Company has no present claim against any of the parties to the Restructuring Transactions in respect of the Restructuring Transactions;

                  (d) neither the execution nor performance of the Restructuring Transactions (or any document contemplated as part of the Restructuring Transactions) has or could:

                           (i) result in the Company losing the benefit of any Governmental Authorisation or an asset, licence, grant, right or privilege which was used in or enjoyed by the Business immediately prior to the Restructuring Transactions;

                           (ii) conflict with or result in a breach of, or give rise to an event of default under, or require the consent of a person under, or enable a person to terminate or relieve a person from an obligation under, an agreement, arrangement or obligation of the Business.

3.       REPRESENTATIONS AND WARRANTIES OF PURCHASER

         The Purchaser represents and warrants, to and for the benefit of the Vendors, as follows:

         3.1      Acquisition of Shares

                  The Purchaser is not acquiring the Subscription Shares with the current intention of making a public distribution thereof.

         3.2      Authority; Binding Nature of Agreement

                  (a) The Purchaser has the absolute and unrestricted right, power and authority to enter into and perform its obligations under this Agreement;

                  (b) The execution, delivery and performance of this Agreement by the Purchaser has been duly authorized by all necessary action on the part of the Purchaser and its board of directors; and

                  (c) This Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

4.       PRE-CLOSING COVENANTS OF THE VENDORS

         4.1      Access and Investigation

                  The Vendors shall jointly and severally, ensure that, at all times during the Pre-Closing Period:

                  (a) the Company and its Representatives provide the Purchaser and its Representatives with free and complete access to the Company's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Company to enable the Purchaser to conduct its due diligence enquiries;

                  (b) the Company and its Representatives provide the Purchaser and its Representatives with such copies of existing books, records, Tax

                           Returns, work papers and other documents and information relating to the Company as the Purchaser may request in good faith to enable the Purchaser to conduct its due diligence enquiries; and

                  (c) the Company and its Representatives compile and provide the Purchaser and its Representations with such additional financial, operating and other data and information regarding the Company as the Purchaser may request in good faith to enable the Purchaser to conduct its due diligence enquiries.

         4.2      Operation of Business

                  The Vendors and the Covenantors shall jointly and severally ensure that, during the Pre-Closing Period:

                  (a) none of the existing issued shares in the Company are sold or otherwise transferred, or offered for sale, and thus no agreement or commitment is entered into (in writing or otherwise) to sell or otherwise transfer, any of the existing issued shares in the Company or any interest in or right relating thereto;

                  (b) it does not permit offer, agree or commit (in writing or otherwise) to permit, any of the existing issued shares in the Company to become subject, directly or indirectly, to any Encumbrance;

                  (c) the Company conducts its operations exclusively in the Ordinary Course of Business and in the same manner as such operations have been conducted prior to the date of this Agreement;

                  (d) the Company preserves intact its current business organization, keeps available the services of its current officers and employees and maintains its relations and good will with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with the Company;

                  (e) the Company keeps in full force all insurance policies identified in Part 2.26 of the Disclosure Schedule;

                  (f) the Company's officers confer regularly with the Purchaser concerning operational matters and otherwise report regularly to the Purchaser concerning the status of the Company's business, condition, assets, liabilities, operations, financial performance and prospects;

                  (g) the Company immediately notifies the Purchaser of any inquiry, proposal or offer from any Person relating to any Acquisition Transaction;

                  (h) the Company and its officers use their Best Efforts to cause the Company to operate profitably and to maximize its net income;

                  (i) the Company does not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares, and does not repurchase, redeem or otherwise reacquire any shares or other securities;

                  (j) the Company does not sell or otherwise issue any shares or any other securities;

                  (k) except as contemplated in this Agreement, the Company does not amend its constitution, and does not effect or become a party to any Acquisition Transaction, recapitalization, reclassification of shares, share consolidation or division, capital reduction or share buy back or similar transaction;

                  (l) the Company does not form any subsidiary or acquire any equity interest or other interest in any other Entity;

                  (m) the Company does not make any capital expenditure, except for capital expenditures that are made in the Ordinary Course of Business and that, when added to all other capital expenditures made on behalf of the Company during the Pre-Closing Period, do not exceed A$10,000 in the aggregate;

                  (n) the Company does not enter into or permit any of the assets owned or used by the Company to become bound by any Contract, except for any Excluded Contract;

                  (o) the Company does not incur, assume or otherwise become subject to any Liability, except for current liabilities (of the type required to be reflected in the "liabilities" column of a balance sheet prepared in accordance with GAAP) incurred in the Ordinary Course of Business;

                  (p) the Company does not establish or adopt any Employee Benefit Plan, and does not pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees;

                  (q) the Company does not change any of its methods of accounting or accounting practices in any respect;

                  (r)      the Company does not make any Tax election;

                  (s) the Company does not commence any Proceeding other than debt collection in the Ordinary Course of Business;

                  (t) the Company does not enter into any transaction or take any other action of the type referred to in
                           Section 2.9;

                  (u) the Company does not enter into any transaction or take any other action outside the Ordinary Course of Business;

                  (v) the Company does not enter into any transaction or take any other action that might cause or constitute a Breach of any representation or warranty made by the Vendors in this Agreement or in the Closing Certificate; and

                  (w) the Company does not agree, commit or offer (in writing or otherwise), and does not attempt, to take any of the actions described in clauses "(a)" through "(v)" of this Section 4.2.

         4.3      Filings and Consents

                  The Vendors shall ensure that:

                  (a) each filing or notice required to be made or given (pursuant to any applicable Legal Requirement, Government Authorisation, Order or Contract, or otherwise) by the Company or the Vendors in connection with the execution and delivery of any of the Transactional Agreements or in connection with the consummation or performance of any of the Transactions (including each of the filings and notices identified in Part 2.20 of the Disclosure Schedule but excluding payment of stamp duty for which the Purchaser is responsible) is made or given as soon as possible after the date of this Agreement;

                  (b) each Consent required to be obtained (pursuant to any applicable Legal Requirement, Order or Contract, or otherwise) by the Company or the Vendors in connection with the execution and delivery of any of the Transactional Agreements or in connection with the consummation or performance of any of the Transactions (including each of the Consents identified in Part 2.20 of the Disclosure Schedule) is obtained as soon as possible after the date of this Agreement and remains in full force and effect through the Closing Date;

                  (c) the Company and the Vendors promptly delivers to the Purchaser a copy of each filing made, each notice given and each Consent obtained by them during the Pre-Closing Period; and

                  (d) during the Pre-Closing Period, the Vendors, the Company and their Representatives cooperate with the Purchaser and with the Purchaser's Representatives, and prepare and make available such documents and take such other actions as the Purchaser may request in good faith, in connection with any filing, notice or Consent that the Purchaser is required or elects to make, give or obtain.

         4.4      Notification; Updates to Disclosure Schedule

                  (a) During the Pre-Closing Period, the Vendors shall promptly notify the Purchaser in writing of:

                           (i) the discovery of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a Breach of any representation or warranty made by the Vendors in this Agreement;

                           (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a Breach of any representation or warranty made by the Vendors in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or
                                    (B) such event, condition, fact or
                                    circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

                           (iii) any Breach of any covenant or obligation of the Vendors; and

                           (iv) any event, condition, fact or circumstance that may make the timely satisfaction of any of the conditions set forth in Section 5 or
                                    Section 6 impossible or unlikely.

                  (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 4.4(a) requires any change in the Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Vendors shall promptly deliver to the Purchaser an update to the Disclosure Schedule specifying such change. No such update shall be deemed to supplement or amend the Disclosure Schedule for the purpose of (i) determining the accuracy of any of the representations and warranties made by the Vendors in this Agreement or in the Closing Certificate, or (ii) determining whether any of the conditions set forth in Section 5 has been satisfied.

                  (c) During the Pre-Closing Period, the Purchaser shall promptly notify the Vendors in writing of the discovery of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a Breach of any representation or warranty made by the Vendors in this Agreement.

                  (d) The Purchasers and the Vendors shall meet and discuss in good faith any update to the Disclosure Schedule referred to in Section 4.4(b) or any notification given under Section 4.4(d).

         4.5      Payment of Indebtedness by Related Parties

                  The Vendors shall cause all indebtedness and other Liabilities of each Related Party to the Company (including any such indebtedness or other Liability identified in Part 2.27 of the Disclosure Schedule but excluding indebtedness or other liabilities incurred in the Ordinary Course of Business) to be discharged and paid in full prior to the Closing.

         4.6      No Negotiation

                  The Vendors shall ensure that, during the Pre-Closing Period, neither the Company nor any of the Company's Representatives directly or indirectly:

                  (a) solicits or encourages the initiation of any inquiry, proposal or offer from any Person (other than the Purchaser) relating to any Acquisition Transaction;

                  (b) participates in any discussions or negotiations with, or provides any non-public information to, any Person (other than the Purchaser) relating to any Acquisition Transaction; or

                  (c) considers the merits of any unsolicited inquiry, proposal or offer from any Person (other than the Purchaser) relating to any Acquisition Transaction.

         4.7      Best Efforts

                  During the Pre-Closing Period, each of the Vendors shall use its Best Efforts to cause the conditions set forth in Sections 5 and 6.3 to be satisfied on a timely basis.

         4.8      Confidentiality

                  (a) Subject to Section 4.8(c), the Vendors and the Covenantors shall ensure that, during the Pre-Closing Period, and, in so far as the obligations relate to the Vendors and the Covenantors alone, at all times after Closing:

                           (i) the Vendors, the Covenantors, the Company and their Representatives keep strictly confidential the terms (but not the existence) of this Agreement;

                           (ii) neither the Vendors, the Company nor any of their Representatives issues or disseminates any press release or other publicity or otherwise makes any disclosure of any nature (to any of the Company's suppliers, customers, landlords, creditors or employees or to any other Person) regarding any of the Transactions (a "Disclosure"), except to the extent set out in Section 4.8(b) and except to the extent that the Company or the Vendors are required by law to make any such Disclosure regarding the Transactions and the Purchaser, acting reasonably, has given its prior written consent to the terms of the relevant Disclosure; and

                           (iii) subject to section 4.8(b), if the Company, the Covenantors or the Vendors are required by law or for the purposes of inclusion in a prospectus to be issued by any of the Vendors or the Covenantors to make any Disclosure regarding the Transactions (but only to the extent required by law), the Vendors shall inform the Purchaser, at least five business days before making such Disclosure, of the terms, nature and content of the intended Disclosure and take into account the Purchaser's reasonable requirements relating to the preservation of confidentiality. The Vendors shall use their reasonable endeavours to avail themselves of any relief or other exemption relating to any prospectus issue which may allow any information concerning the Transactions not to be disclosed to the general public or to be disclosed in general (as opposed to specific) terms only, save that the percentage interest of the Purchaser in the Company and the amount subscribed may be disclosed.

         (b) Notwithstanding Section 4.8(a) and subject to Section 4.8(c), the Vendors shall be entitled to disclose the existence (but not the terms) of this Agreement and the Shareholders Deed and the percentage interest of the Purchaser in the Company in any publicity materials, press release roadshow, briefing information sessions and any other dissemination of information to potential investors and their advisers in I.T. & e. Limited.

         (c) Neither the Vendors nor the Covenantors may before or after Closing, and they shall ensure that their respective Representatives do not before or after closing, make or send any public announcement, communication, release or other disclosure concerning the Transactions unless the relevant party has first obtained the prior written consent of the Purchaser which may not be unreasonably withheld or delayed.

5.       CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATION TO CLOSE

         The Purchaser's obligation to subscribe for the Subscription Shares and to take the other actions required to be taken by the Purchaser at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Purchaser, in whole or in part, in accordance with Section 10.11):

         5.1      Satisfactory Completion of Pre-Acquisition Review

                  The Purchaser shall have satisfactorily completed its pre-acquisition investigation and review of the Company's business, condition, assets, liabilities, operations, financial performance, net income, prospects and regulatory matters and shall be satisfied with the results of that investigation and review.

         5.2      Accuracy of Representations

                  All of the representations and warranties made by the Vendors in this Agreement (considered collectively), and each of said representations and warranties (considered individually), shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time, without giving effect to any update to the Disclosure Schedule.

         5.3      Performance of Obligations

                  (a) The Company shall have delivered to the Purchaser the certificates representing all (and not less than all) of the Subscription Shares as required by Section 1.3(b)(i), and shall have executed and/or delivered each of the other documents required to be executed and/or delivered by it pursuant to Sections 1.3(b) and (c) such that subject only to payment of stamp duty (if any), the Purchaser shall upon Closing become the registered holder of 51% of the issued voting share capital of the Company (calculated on a fully diluted basis).

                  (b) All of the other covenants and obligations that the Vendors are required to comply with or to perform at or prior to the Closing (considered collectively), and each of said covenants and obligations (considered individually), shall have been duly complied with and performed in all material respects.

         5.4      Consents

                  Each of the Consents identified in Part 2.20 of the Disclosure Schedule shall have been obtained and shall be in full force and effect.

         5.5      No Adverse Change

                  There shall have been no material adverse change in the Company's business, condition, assets, liabilities, operations, financial performance, net income or prospects (or in any aspect or portion thereof) since the date of this Agreement.

         5.6      Additional Documents

                  The Purchaser shall have received such other materials or evidence as the Purchaser, in good faith, may reasonably require for the purpose of (i) evidencing the accuracy of any representation or warranty made by the Vendors, (ii) evidencing the compliance by the Vendors with, or the performance by the Vendors of, any covenant or obligation set forth in this Agreement, (iii) evidencing the satisfaction of any condition set forth in this Section 5, or (iv) otherwise facilitating the consummation or performance of any of the Transactions.

         5.7      No Proceedings

                  Since the date of this Agreement, there shall not have been commenced or threatened against the Vendors, or against any Person affiliated with the Vendors, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Transactions, or (b) that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

         5.8      No Claim Regarding Share Ownership or Subscription Proceeds

                  No Person shall have made or threatened any claim asserting that such Person (a) may be the holder or the beneficial owner of, or may have the right to acquire or to obtain beneficial ownership of, any shares or other securities of the Company, or (b) may be entitled to all or any portion of the Subscription Price.

6.       CONDITIONS PRECEDENT TO THE COMPANY'S OBLIGATIONS TO CLOSE

         The Company's obligations to issue the Subscription Shares and to take the other actions required to be taken by each of them at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Vendors, in whole or in part, in accordance with Section 10.11):

         6.1      Accuracy of Representations

                  All of the representations and warranties made by the Purchaser in this Agreement (considered collectively), and each of said representations and warranties (considered individually), shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time.

         6.2      Purchaser's Performance

                  All of the other covenants and obligations that the Purchaser is required to comply with or to perform pursuant to this Agreement at or prior to the

                  Closing (considered collectively), and each of said covenants and obligations (considered individually), shall have been complied with and performed in all material respects.

         6.3      No Injunction

                  There shall not be in effect any injunction that shall have been entered by a court of competent jurisdiction since the date of this Agreement and that prohibits the sale of the Subscription Shares by the Vendors to the Purchaser.

7.       TERMINATION

         7.1      Termination Events

                  This Agreement may be terminated prior to the Closing:

                  (a) by the Purchaser if (i) there is a material Breach of any covenant or obligation of any of the Vendors or
                           (ii) the Purchaser reasonably determines that the timely satisfaction of any condition set forth in
                           Section 5 has become impossible or impractical (other than as a result of any failure on the part of the Purchaser comply with or perform its covenants and obligations under this Agreement);

                  (b) by the Vendors if (i) there is a material Breach of any covenant or obligation of the Purchaser, or (ii) the Vendors reasonably determine that the timely satisfaction of any condition set forth in Section 6 has become impossible or impractical (other than as a result of any failure on the part of any of the Vendors to comply with or perform any covenant or obligation set forth in this Agreement);

                  (c) by the Purchaser at or after the Scheduled Closing Time if any condition set forth in Section 5 has not been satisfied by the Scheduled Closing Time;

                  (d) by the Vendors at or after the Scheduled Closing Time if any condition set forth in Section 6 has not been satisfied by the Scheduled Closing Time;

                  (e) by the Purchaser if the Closing has not taken place on or before 30 September, 1999 (other than as a result of any failure on the part of the Purchaser to comply with or perform its covenants and obligations under this Agreement);

                  (f) by the Vendors if the Closing has not taken place on or before 30 September, 1999 (other than as a result of the failure on the part of the Vendors to comply with or perform any covenant or obligation set forth in this Agreement); or

                  (g) by the mutual consent of the Purchaser and the Vendors.

         7.2      Termination Procedures

                  If the Purchaser wishes to terminate this Agreement pursuant to Section 7.1(a), Section 7.1(c) or Section 7.1(e), the Purchaser shall deliver to any Vendor a written notice stating that the Purchaser is terminating this Agreement and setting forth a brief description of the basis on which the Purchaser is terminating this Agreement. If the Vendors wishes to terminate this Agreement pursuant to Section 7.1(b), Section 7.1(d) or Section 7.1(f), the Vendors shall deliver to the Purchaser a written notice stating that the Vendors are terminating this Agreement and setting forth a brief description of the basis on which the Vendors are terminating this Agreement.

         7.3      Effect of Termination

                  If this Agreement is terminated pursuant to Section 7.1, all further obligations of the parties under this Agreement shall terminate; provided, however, that:

                  (a) no party shall be relieved of any obligation or other Liability arising from any Breach by such party of any provision of this Agreement;

                  (b) the Vendors shall, in all events, remain bound by and continue to be subject to Section 4.8.

         7.4      Non-exclusivity of Termination Rights

                  The termination rights provided in Section 7.1 shall not be deemed to be exclusive. Accordingly, the exercise by any party of its right to terminate this Agreement pursuant to Section
                  7.1 shall not be deemed to be an election of remedies and shall not be deemed to prejudice, or to constitute or operate as a waiver of, any other right or remedy that such party may be entitled to exercise (whether under this Agreement, under any other Contract, under any statute, rule or other Legal Requirement, at common law, in equity or otherwise).

8.       INDEMNIFICATION, ETC.

         8.1      Survival of Representation and Covenants

                  (a) The representations, warranties, covenants and obligations of each party shall survive (without limitation):

                           (i) the Closing and the subscription of the Subscription Shares by the Purchaser;

                           (ii) any sale or other disposition of any or all of the Subscription Shares by the Purchaser; and

                           (iii) any Acquisition Transaction effected by or otherwise involving the Purchaser, the Vendors or the Company.

                  (b) For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule or in any update to the Disclosure Schedule shall be deemed to be a representation and warranty made by the Vendors in this Agreement.

         8.2      Indemnification by the Vendors

                           (a)      The Vendors shall hold harmless and
                                    indemnify each of the Indemnitees from and against, and shall compensate and reimburse each of the Indemnitees for, any Damages which are directly or indirectly suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject at any time (regardless of whether or not such Damages relate to any third-party claim) and which arise directly or indirectly from or as a direct or indirect result of, or are directly or indirectly connected with:

                           (i) any Breach of any representation or warranty made by the Vendors in this Agreement (without giving effect to any update to the Disclosure Schedule) or in the Closing Certificate;

                           (ii) any Breach of any representation, warranty, statement, information or provision contained in the Disclosure Schedule or in any other document delivered or otherwise made available to the Purchaser or any of its Representatives by or on behalf of the Vendors or any of its Representatives;

                           (iii) any Breach of any covenant or obligation of the Vendors;

                           (iv)     any matter identified or referred to in Part
                                    2.21 or Part 2.29 of the Disclosure
                                    Schedule; or

                           (v)      any Proceeding relating directly or
                                    indirectly to any Breach, alleged Breach, Liability or matter of the type referred to in clause "(i)", "(ii)", "(iii)" or "(iv)" above (including any Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Section 8).

                  (b) Each of the Vendors acknowledges and agrees that, if there is any Breach of any representation, warranty or other provision relating to the Company or the Company's business, condition, assets, liabilities, operations, financial performance, net income or prospects (or any aspect or portion thereof), then the Purchaser itself shall be deemed, by virtue of its ownership of shares in the Company, to have incurred Damages as a result of such Breach or Liability. Nothing contained in this Section 8.2(b) shall have the effect of (i) limiting the circumstances under which the Purchaser may otherwise be deemed to have incurred Damages for purposes of this Agreement, (ii) limiting the other types of Damages that the Purchaser may be deemed to have incurred (whether in connection with any such Breach or Liability or otherwise), or (iii) limiting the rights of the Company or any of the other Indemnitees under this Section 8.2.

         8.3      Purchaser's Indemnity

                  (a) The Purchaser indemnifies, and must keep indemnified, the Vendors against any Damages which may be suffered or incurred by the Vendors or the Company directly or indirectly as a result of any breach of the terms of this Agreement by the Purchaser including a breach of any warranty in Section 3.

                  (b)     The Purchaser shall not be liable for any claim under
                          Section 8.3 unless the amount finally adjudicated or agreed as being payable in respect of the claim and all other claims over the preceding 12 months exceeds $50,000.

         8.4      Right to Require Cure of Breach

                  Without limiting the generality of anything contained in
                  Section 8.2, if there is any Breach of any representation or warranty made by the Vendors, then the Vendors shall be obligated to pay such amounts to the Company and take such other actions as the Purchaser may in good faith request for the purpose of causing such Breach to be corrected, cured and eliminated in all respects (at no cost to the Company or the Purchaser).

         8.5      No Contribution

                  Each of the Vendors waives, and acknowledges and agrees that it shall not have and shall not exercise or assert or attempt to exercise or assert, any right of contribution or right of indemnity or any other right or remedy against the Company or any of its employees, officers or agents in connection with any indemnification obligation or any other Liability to which any of the Vendors may become subject under any of the Transactional Agreements or otherwise in connection with any of the Transactions.

         8.6      Interest

                  Any party that is required to indemnify any other Person pursuant to this Section 8 with respect to any Damages shall also be required to pay such other Person interest on the amount of such Damages (for the period commencing as of the date on which such other Person first incurred or otherwise became subject to such Damages and ending on the date on which the applicable indemnification payment is made by such party) at a floating rate three percentage points above the rate of interest publicly announced by Bank of America, N.T. & S.A. from time to time as its prime, base or reference rate.

         8.7      Non-exclusivity of Indemnification Remedies

                  The indemnification remedies and other remedies provided in this Section 8 shall not be deemed to be exclusive. Accordingly, the exercise by any Person of any of its rights under this Section 8 shall not be deemed to be an election of remedies and shall not be deemed to prejudice, or to constitute or operate as a waiver of, any other right or remedy that such Person may be entitled to exercise (whether under this Agreement, under any other Contract, under any statute, rule or other Legal Requirement, at common law, in equity or otherwise).

         8.8      Defense of Third Party Claims

                  In the event of the assertion or commencement by any Person of any claim or Proceeding (whether against the Company, against any other Indemnity or against any other Person) with respect to which the Vendors may become obligated to indemnify, hold harmless, compensate or reimburse any Indemnity pursuant to this Section 8, the Purchaser shall have the right, at its election, to designate the Vendors to assume the defense of such claim or Proceeding at the sole expense of the Vendors. If the Purchaser so elects to designate the Vendors to assume the defense of any such claim or Proceeding:

                  (a) the Vendors shall proceed to defend such claim or Proceeding in a diligent manner with counsel satisfactory to the Purchaser;

                  (b) the Purchaser shall make available to the Vendors any non-privileged documents and materials in the possession of the Purchaser that may be necessary to the defense of such claim or Proceeding;

                  (c) the Vendors shall keep the Purchaser informed of all material developments and events relating to such claim or Proceeding;

                  (d) the Purchaser shall have the right to participate in the defense of such claim or Proceeding;

                  (e) the Vendors shall not settle, adjust or compromise such claim or Proceeding without the prior written consent of the Purchaser provided, however, that the Purchaser shall not unreasonable withhold such consent; and

                  (f) the Purchaser may at any time (notwithstanding the prior designation of the Vendors to assume the defense of such claim or Proceeding) assume the defense of such claim or Proceeding.

                  If the Purchaser does not elect to designate the Vendors to assume the defense of any such claim or Proceeding (or if, after initially designating the Vendors to assume such defense, the Purchaser elects to assume such defense), the

                  Purchaser may proceed with the defense of such claim or Proceeding on its own. If the Purchaser so proceeds with the defense of any such claim or Proceeding on its own:

                  (i) all expenses relating to the defense of such claim or Proceeding (whether or not incurred by the Purchaser) shall be borne and paid exclusively by the Vendors;

                  (ii) the Vendors shall make available to the Purchaser any documents and materials in the possession or control of any of the Vendors that may be necessary to the defense of such claim or Proceeding;

                  (iii) the Purchaser shall keep the Vendors informed of all material developments and events relating to such claim or Proceeding; and

                  (iv) the Purchaser shall have the right to settle, adjust or compromise such claim or Proceeding with the consent of the Vendors; provided, however, that the Vendors shall not unreasonably withhold such consent.

         8.9      Exercise of Remedies by Indemnities other than Purchaser

                  No Indemnity (other than the Purchaser or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless the Purchaser (or any successor thereto or assign thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.

         8.10     Limitations on Liability

                  The liability of a party for any breach of a warranty or representation given in Sections 2 or 3:

                  (a) ceases after 31 August 2001 except for matters contained in a written claim made before that date by an Indemnitee to the Vendors;

                  (b)      is limited to a maximum aggregate amount of:

                          (i) $4,800,000 plus the amount of capital subscribed by the Purchaser pursuant to
                                    Section 1.2 in the event the Conditional
                                    Sale under the Shareholders Deed is
                                    completed in accordance with terms of the Shareholders Deed; or

                           (ii) The amount of capital subscribed by the Purchaser pursuant to Section 1.2 in the event such Conditional Sale is not completed;

                  (c) shall not arise unless the loss thereby sustained (together with the aggregate amount of losses sustained from any previous claims) exceeds $50,000 and once exceeded, all such losses shall be recoverable.

         8.11     Purchaser Warranty as To No Breach

                  The Purchaser represents and warrants that:

                  (a) it has no actual knowledge of any fact, matter or circumstance which it fairly considers and appreciates to be a material breach of any of the warranties or representations in Section 2; and

                  (b) it has had the opportunity to carry out due diligence on the Company.

         8.12     Restructure

                  The Vendors shall indemnify and keep indemnified the Company against any income tax liability or stamp duty liability the Company incurs as a result of the transactions referred to in paragraphs (a) to (d) in the preamble to Section 2, but excluding any liability to income tax or stamp duty incurred as a result of any further transactions, any changes (either prospective or retrospective) to the law, any changes to or the issue of any rulings, proclamations, orders or interpretations of any governmental or regulatory authority issued after the date of this Agreement and having either a retrospective or prospective effect and any judgments, orders or rulings of any court, tribunal or similar authority. The Vendors shall indemnify and keep indemnified the Company against any debts which were sold and assigned to the Company as part of the Restructuring Transactions and which subsequently prove to be outstanding for more than three months and in respect of which the Company does not receive immediate payment from the vendors under the relevant agreement for sale of business under which the debts were sold and assigned to the Company as part of the Restructuring Transactions.

         8.13     Maximum Cap on Indemnities

                  All indemnities under this Agreement shall be subject to a maximum monetary limit referred to in Section 8.10(b).

9.       RESTRICTION OF THE VENDORS

         9.1 Each of the Vendors and the Covenantors undertakes with the Purchaser (for itself and as trustee for the Company) that, except with the consent in writing of the Purchaser:

                  9.1.1 for the period of two years after Completion it will not within any country or place in which the Company has carried on business during the year preceding the date of this Agreement either on its own account or in conjunction with or on behalf of any person, firm or company carry on or be engaged, concerned or interested, directly or indirectly, whether as shareholder, director, employee, partner, agent or otherwise in carrying on business in competition with the Business (or any part of it) as carried on by the Company on the date of this Agreement (other than as a holder of not more than 5 per cent (5%) of the issued shares or debentures of any company listed on a recognised stock exchange);

                  9.1.1 for the period of two years after Completion it will not either on its own account or in conjunction with or on behalf of any other person, firm or company solicit or entice away or attempt to solicit or entice away from the Company the custom of any person, firm, company or organisation who shall at any time within six months preceding the date hereof have been a customer, representative, agent, or correspondent of the Company

                  9.1.2 for the period of two years after Completion it will not either on its own account or in conjunction with or on behalf of any other person, firm or company employ, solicit, entice away or attempt to employ, solicit or entice away from the Company any person who at the date hereof is or at the date of or within the year preceding such employment, solicitation, enticement or attempt shall have been an officer, manager, consultant or employee of the Company whether or not such person would commit a breach of contract by reason of leaving such employment;

                  9.1.3 it will not at any time hereafter make use of or disclose or divulge to any person (other than to officers or employees of the Company whose province it is to know the same) any information (other than any information properly available to the public or disclosed or divulged pursuant to an order of a court of competent jurisdiction) relating to the Company, the identity of its customers, its products, finance, contractual arrangements, business or methods of business and shall use its best endeavours to prevent the publication or disclosure of any such information;

                  9.1.4 if, in connection with the business or affairs the Company, it shall have obtained trade secrets or other confidential information belonging to any third party under an agreement purporting to bind the Company which contained restrictions on disclosure it will not without the previous written consent of the board of directors of the Purchaser at any time infringe or take any action which would or might result in an infringement of such restrictions;

                  9.1.5 it will not at any time hereafter in relation to any trade, business or company use a name or trade mark including the word "Internet Access Australia" or "IAA" or any word or symbol confusingly similar thereto in such a way as to be capable of or likely to be confused with the name or any trade mark the Company and shall use its best endeavours to procure that no such name or trade mark shall be used by any person, firm or company with which he is connected.

         9.2      Vendors and Covenantors to Procure

                  The Vendors and the Covenantors shall procure that each of their subsidiaries and holding companies will observe the restrictions contained in the foregoing provisions of this Section and that their respective employees will observe the restrictions contained in this Section.

         9.3      Restraints Fair and Reasonable

                  The Vendors and the Covenantors acknowledge that:

                  (a) the covenants given in Section 9.1 are material to the Purchaser's decision to enter into this Agreement; and

                  (b)      the restraints contained in Section 9.1 are:

                           (i) fair and reasonable regarding the subject matter, area and duration; and

                           (ii) reasonably required by the Purchaser to protect the business financial and proprietary interests of the Company.

         9.4      Severability

                  While the restrictions contained in this Clause are considered by the parties to be reasonable in all the circumstances, it is recognised that restrictions of the nature in question may fail for technical reasons and accordingly it is hereby agreed and declared that if any of such restrictions shall be adjudged to be void as going beyond what is reasonable in all the circumstances for the protection of the interests of the Purchaser but would be valid if part of the wording thereof were deleted or the periods thereof reduced or the range of activities or area dealt with thereby reduced in scope the said restriction shall apply with such modifications as may be necessary to make it valid and effective.

         9.5      First Right of Refusal

                  I.T. & e. Limited shall first offer to the Company any business conducted or proposed to be conducted by I.T. & e. Limited (and which I.T. & e. Limited intends to engage another Person to provide) that is carried on by the Company on the date of this Agreement. Any such offer shall be made and considered in good faith. The Company shall be allowed a reasonable period (having regard to the circumstances in which the offer is made) in which to consider the offer before I.T. & e. Limited may offer the business to any other Person. I.T. & e. Limited may not offer the business to any other Person on terms more favourable than those offered to the Company without first offering the same terms to the Company in accordance with this Section 9.5.

10.      MISCELLANEOUS PROVISIONS

         10.1     Further Assurances

                  Each party hereto shall execute and/or cause to be delivered to each other party hereto such instruments and other documents, and shall take such other lawful actions within its power, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the Transactions.

         10.2     Fees, Expenses and Stamp Duty

                  Each party shall bear its own expenses of and incidental to the negotiation leading to the entering into of this Agreement all the Transaction Agreement, and the preparation, execution and performance of such agreement. All stamp duties assessed or assessable on the transfer of the Subscription Shares to the Purchaser shall be borne by the Purchaser.

         10.3     Attorneys' Fees

                  If any legal action or other legal proceeding relating to any of the Transactional Agreements or the enforcement of any provision of any of the Transactional Agreements is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

         10.4     Notices

                  Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile number set forth beneath the name of such party below (or to such other address or facsimile number as such party shall have specified in a written notice given to the other parties hereto):

                  If to the Vendors:    I.T. & e. Limited
                                        Level 1
                                        199 Toorak Road
                                        South Yarra Victoria 3141

                                        Attention     :        MR. MATTHEW BROWN
                                        Facsimile     :        (613) 9826 3332

                  If to the Purchaser:  Asia Online - Australia Pty Ltd
                                        23rd Floor, Citicorp Centre
                                        18 Whitfield Road
                                        Causeway Bay
                                        Hong Kong

                                        Attention     :        MR. ED ROBERTO
                                        Facsimile     :        (852) 2882 4468

         10.5     Time of the Essence

                  Time is of the essence of this Agreement.

         10.6     Headings

                  The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

         10.7     Counterparts

                  This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

         10.8     Governing Law: Venue

                  (a) This Agreement and all definitive Agreements contained herein shall be construed in accordance with, and governed in all respects by, the laws of New South Wales.

                  (b) Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement may be brought or otherwise commenced in any court having jurisdiction in New South Wales. Each party to this Agreement:

                           (i) expressly and irrevocably consents and submits to the non-exclusive jurisdiction of the Courts of New South Wales;

                           (ii) waives any claim based on absence of jurisdiction or inconvenient form.

         (c) The Vendors agree that, if any Proceeding is commenced against any Indemnitee by any Person in or before any court or other tribunal anywhere in the world, then such Indemnitee may proceed against the Vendors in such court or other tribunal with respect to any indemnification claim or other claim arising directly or indirectly from or relating directly or indirectly to such

                  Proceeding or any of the matters alleged therein or any of the circumstances giving rise thereto.

         (d) Nothing contained in Section 10.8(b) or 10.8 (c) shall be deemed to limit or otherwise affect the right of any Indemnity to commence any legal proceeding or otherwise proceed against the Vendors in any other forum or jurisdiction.

         (e) Each of the Vendors irrevocably waives the right to a jury trial in connection with any legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement.

         10.9     Successors and Assigns

                  This Agreement shall be binding upon the Vendors and the Purchaser and their respective successors and assigns (if any). This Agreement shall inure to the benefit of the Purchaser; the other Indemnitees (subject to Section 8.9); and the respective successors and assigns (if any) of the foregoing. The Purchaser may only assign its rights under this Agreement (including its indemnification rights under Section
                  8)to a related body corporate (as defined in the Corporations
                  Law) of the Purchaser. If such assignee ceases to be a related body corporate of the Purchaser, the Purchaser must procure that such rights are re-assigned to the Purchaser or another related body corporate of the Purchaser forthwith.

         10.10    Remedies Cumulative: Specific Performance

                  The rights and remedies of the parties hereto shall be cumulative (and not alternative). The Vendors agree that:

                  (a) in the event of any Breach or threatened Breach by any one or more of the Vendors of any covenant, obligation or other provision set forth in this Agreement, the Purchaser shall be entitled (in addition to any other remedy that may be available to
                           it) to (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and
                           (ii) an injunction restraining such Breach or threatened Breach; and

                  (b) neither the Purchaser nor any other Indemnitee shall be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action or Proceeding.

         10.11    Waiver

                  (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

                  (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

         10.12    Amendments

                  This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of the Purchaser and the Vendors.

         10.13    Severability

                  In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

         10.14    Parties in Interest

                  Except for the provisions of Section 8 hereof, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).

         10.15    Entire Agreement

                  The Transactional Agreements set forth the entire understanding of the parties relating to the subject matter thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter thereof.

         10.16    Construction

                  (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

                  (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

                  (c) As used in this Agreement, the words "include" and "including", and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation".

                  (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

         10.17    Trust Representations and Warranties

                  ACN 078 210 938 Pty Ltd represents and warrants to each other party that:

                  (a)      it is the only trustee of the Trust;

                  (b)      it has the power under the Trust Deed to:

                           (i)      execute and deliver this Agreement; and

                           (ii)     perform its obligations under this
                                    Agreement;

                  (c)      all action required by the Trust Deed to authorise:

                           (i)      it's execution and delivery of this
                                    Agreement to which it is a party; and

                           (ii) the performance of its obligations under this Agreement, has been taken;

                  (d) the execution by it of this Agreement to which it is a party and the performance by it of its obligations or the exercise of its rights under this Agreement does not contravene the Trust Deed;

                  (e) no action is currently taking place or pending to remove it as trustee of the Trust or appoint a new or additional trustee of the Trust;

                  (f) it has entered into this Agreement in its capacity as trustee of the Trust and for the benefit of the Beneficiary;

                  (g) it has a right to be fully indemnified out of the Trust Fund in respect of the obligations incurred by it under the Transactional Agreements and it has not released, disposed of or restricted its equitable lien over the Trust Fund which secures that indemnity;

                  (h)      it is not and has never been in breach of the Trust
                           Deed;

                  (i) it and its directors, officers, employees and agents have complied with their obligations in connection with the Trust;

                  (j) the Trust has not been terminated and no action is pending to terminate the Trust;

                  (k) the Beneficiary is not presently entitled to any of the assets of the Trust.

                  In this Section 10.17:

                  "BENEFICIARY" means any beneficiary or beneficiaries of the Trust;

                  "TRUST" means the deed of trust dated 11 July 1994 as constituted under the Trust Deed;

                  "TRUST DEED" means the Internet Access Australia Unit Trust;
                  and

                  "TRUST FUND" means the property which is at any time subject to the Trust.

The parties hereto have caused this Agreement to be executed and delivered as of the date stated at the commencement hereof.


Signed for and on behalf of                       )
Asia Online - Australia Pty Limited               )
by its duly authorised representative             )
in the presence of:                               )


/s/ KELLI SUZANNE LONGWORTH                              /s/ KEVIN H. RANDOLPH
---------------------------------------------------      ---------------------------------------------------
Signature of witness                                     Signature of authorised representative


Kelli Suzanne Longworth                                  Kevin H. Randolph
---------------------------------------------------      ---------------------------------------------------
Name of witness (please print)                           Name of authorised representative
                                                         (please print)

Signed by                                         )
I.T & e. Limited                                  )               [I.T & e. LIMITED SEAL]
by a director and secretary/director:             )


/s/ MATTHEW BROWN                                        /s/ ANTHONY BODIN
---------------------------------------------------      ---------------------------------------------------
Signature of director                                    Signature of director


Matthew Brown                                            Anthony Bodin
---------------------------------------------------      ---------------------------------------------------
Name of director (please print)                          Name of director (please print)



Signed by                                         )
Scott Anthony Carlile                             )
in the presence of:                               )


/s/ DARREN LURIE                                         /s/ SCOTT ANTHONY CARLILE
---------------------------------------------------      ---------------------------------------------------
Signature of witness                                     Signature of Scott Anthony Carlile


Darren Lurie
---------------------------------------------------
Name of witness (please print)



Signed by                                         )
Anthony Douglas Bodin                             )
in the presence of:                               )


/s/ DANIEL HOGAN                                         /s/ ANTHONY DOUGLAS BODIN
---------------------------------------------------      ---------------------------------------------------
Signature of witness                                     Signature of Anthony Douglas Bodin


Daniel Hogan
---------------------------------------------------
Name of witness (please print)

Signed by                                         )
Stephen Constantinou                              )
in the presence of:                               )


/s/ DANIEL HOGAN                                         /s/ STEPHEN CONSTANTINOU
---------------------------------------------------      ---------------------------------------------------
Signature of witness                                     Signature of Stephen Constantinou


Daniel Hogan
---------------------------------------------------
Name of witness (please print)



Signed by                                         )
Dean Wilson                                       )
in the presence of:                               )


/s/ DANIEL HOGAN                                         /s/ DEAN WILSON
---------------------------------------------------      ---------------------------------------------------
Signature of witness                                     Signature of Dean Wilson


Daniel Hogan
---------------------------------------------------
Name of witness (please print)



Signed by                                         )
Internet Access Australia Pty Ltd                 )
by a director and secretary                       )


/s/ STEVE CONSTANTINOU                                   /s/ ANTHONY BODIN
---------------------------------------------------      ---------------------------------------------------
Signature of secretary                                   Signature of director


Steve Constantinou                                       Anthony Bodin
---------------------------------------------------      ---------------------------------------------------
Name of secretary (please print)                         Name of director (please print)

                                    EXHIBIT A

                               CERTAIN DEFINITIONS


For purposes of the Agreement (including this Exhibit A):

ACCOUNTS DATE                       "Accounts Date" means 30 June 1999

ACQUISITION TRANSACTION             "Acquisition Transaction" shall mean any
                                    transaction involving:

                                    (a)      the sale or other disposition of
                                             all or any portion of the Company's
                                             business or assets (other than in
                                             the Ordinary Course of Business);

                                    (b)      the issuance, sale or other
                                             disposition of (i) any capital
                                             stock of the Company, (ii) any
                                             option, call, warrant or right
                                             (whether or not immediately
                                             exercisable) to acquire any capital
                                             stock of the Company, or (iii) any
                                             security, instrument or obligation
                                             that is or may become convertible
                                             into or exchangeable for any
                                             capital stock of the Company; or

                                    (c)      any merger, consolidation, business
                                             combination, share exchange,
                                             reorganization or similar
                                             transaction involving the Company.

AGREEMENT                           "Agreement" shall mean the Share
                                    Subscription Agreement to which this Exhibit
                                    A is attached (including the Disclosure
                                    Schedule), as it may be amended from time to time.

BEST EFFORTS                        "Best Efforts" shall mean the efforts that a
                                    prudent Person desiring to achieve a
                                    particular result would use in order to
                                    ensure that such result is achieved as
                                    expeditiously as possible.

BREACH There shall be deemed to be a "Breach" of a representation, warranty, covenant, obligation or other provision if there is or has been (a) any inaccuracy in or breach of, or any failure to comply with or perform, such representation, warranty, covenant, obligation or other provision, or (b) any claim (by any Person) or other circumstance that is inconsistent with such representation, warranty, covenant, obligation or other provision; and the term "Breach" shall be deemed to refer to any such inaccuracy, breach, failure, claim or circumstance.

BUSINESS "Business" means the business carried on by the Internet Access Australia Unit Trust prior to 20 August 1999 and subsequently acquired by the Company on 20 August 1999 from ACN 078 210 938 Pty Ltd and involving the provision of connectivity in the form of web hosting, co-location, consumer dial up, corporate dial up and dedicated access.

BUSINESS DAY                        "Business day" means a day (excluding
                                    Saturday) when banks are open for business in both Hong Kong and New South Wales.

CLOSING "Closing" shall have the meaning specified in Section 1.3(a) of the Agreement.

CLOSING CERTIFICATE                 "Closing Certificate" shall have the meaning
                                    specified in Section 1.3(b)(iv) of the
                                    Agreement.

CLOSING DATE                        "Closing Date" shall have the meaning
                                    specified in Section 1.3(a) of the
                                    Agreement.

COMPANY CONTRACT                    "Company Contract" shall mean any Contract:

                                    (a)      to which the Company is a party;

                                    (b)      by which the Company or any of its
                                             assets is or may become bound or
                                             under which the Company has, or may
                                             become subject to, any obligation;
                                             or

                                    (c)      under which the Company has or may
                                             acquire any right or interest.

COMPANY FINANCIAL STATEMENTS        "Company Financial Statements" means the
                                    proforma balance sheet of the Company as at 30 June 1999 attached as Exhibit B and the financial statement and accompanying statements, notes and reports referred to in
                                    Section 2.8(a).

COMPANY PLAN                        "Company Plan" shall mean any Current
                                    Benefit Plan or Past Benefit Plan.

COMPANY RETURNS                     "Company Returns" shall have the meaning
                                    specified in Section 2.22(b) of the
                                    Agreement.

CONSENT "Consent" shall mean any approval, consent, ratification, permission, waiver or Authorisation (including any Governmental Authorisation).

CONSTITUTION                        "Constitution" means the constitution in the
                                    form attached as Exhibit L.

CONTRACT "Contract" shall mean any written, oral, implied or other agreement, contract, understanding, arrangement, instrument, note, guaranty, indemnity, representation, warranty, deed, assignment, power of attorney, certificate, purchase order, work order, insurance policy, benefit plan, commitment, covenant, assurance or undertaking of any nature.

CURRENT BENEFIT PLAN                "Current Benefit Plan" shall mean any
                                    Employee Benefit Plan that is currently in effect and:

                                    (a)      that was established or adopted by
                                             the Company or is maintained or
                                             sponsored by the Company;

                                    (b)      in which the Company participates;

                                    (c)      with respect to which the Company
                                             is or may be required or permitted
                                             to make any contribution; or

                                    (d)      with respect to which the Company
                                             is or may become subject to any
                                             Liability.

DAMAGES "Damages" shall include any loss (but not consequential loss), damage, injury, Liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including any legal fee, expert fee, accounting fee or advisory fee), charge, cost (including any cost of investigation) or expense of any nature.

DISCLOSURE SCHEDULE                 "Disclosure Schedule" shall mean the
                                    schedule (dated as of the date of the
                                    Agreement) delivered to the Purchaser on behalf of the Vendors, a copy of which is attached to the Agreement and incorporated in the Agreement by reference.

EMPLOYEE BENEFIT PLAN               National Australia Bank Superannuation Fund

ENCUMBRANCE                         "Encumbrance" shall mean any lien, pledge,
                                    hypothecation, charge, mortgage, security interest, encumbrance, equity, trust, equitable interest, claim, preference, right of possession, lease, tenancy, license, encroachment, covenant, infringement, interference, Order, proxy, option, right of first refusal, pre-emptive right, community property interest, legend, defect, impediment, exception, reservation, limitation, impairment, imperfection or retention of title, condition or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

ENTITY "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, cooperative, foundation, society, political party, union, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

EXCLUDED CONTRACT                   "Excluded Contract" shall mean any Company
                                    Contract that:

                                    (a)      the Company has entered into in the
                                             Ordinary Course of Business;

                                    (b)      is identical in all material
                                             respects to one of the Standard
                                             Form Agreements;

                                    (c)      has a term of less than 90 days or
                                             may be terminated by the Company
                                             (without penalty) within 90 days
                                             after the delivery of a termination
                                             notice by the Company; and

                                    (d)      does not contemplate or involve the
                                             payment of cash or other
                                             consideration in an amount or
                                             having a value in excess of
                                             A$10,000.

GAAP "GAAP" shall mean the accounting standards applicable for the purposes of the Corporations Law; the requirements of the Corporations Law for the preparation and content of financial statements, directors' reports and auditor's reports; and generally accepted and consistently applied accounting principles and practices in Australia; except those inconsistent with any of the foregoing; and for any company incorporated outside Australia, the equivalent accounting standards in that company's jurisdiction of incorporation.

GOVERNMENTAL AUTHORISATION          "Governmental Authorisation" shall mean any:

                                    (a)      permit, license, certificate,
                                             franchise, concession, approval,
                                             consent, ratification, permission,
                                             clearance, confirmation,
                                             endorsement, waiver, certification,
                                             designation, rating, registration,
                                             qualification or Authorisation that
                                             is, has been or
                                             may in the future be issued,
                                             granted, given or otherwise made
                                             available by or under the authority
                                             of any Governmental Body or
                                             pursuant to any Legal Requirement;
                                             or

                                    (b)      right under any Contract with any
                                             Governmental Body.

GOVERNMENTAL BODY                   "Governmental Body" shall mean any:

                                    (a)      commonwealth, state, province,
                                             nation, principality, territory,
                                             county, municipality, district or
                                             other jurisdiction of any nature;

                                    (b)      federal, state, local, municipal,
                                             foreign or other government;

                                    (c)      governmental or quasi-governmental
                                             authority of any nature (including
                                             any governmental division,
                                             subdivision, department, agency,
                                             bureau, branch, office, commission,
                                             council, board, instrumentality,
                                             officer, official, representative,
                                             organization, unit, body or Entity
                                             and any court or other tribunal);

                                    (d)      multi-national organization or
                                             body; or

                                    (e)      individual, Entity or body
                                             exercising, or entitled to
                                             exercise, any executive,
                                             legislative, judicial,
                                             administrative, regulatory, police,
                                             military or taxing authority or
                                             power of any nature.

INDEMNITEES                         The Purchaser and its subsidiaries and after
                                    Closing, the Company, and their respective directors officers and agents.

KNOWLEDGE                           An individual shall be deemed to have
                                    "Knowledge" of a particular fact or other matter if:

                                    (a)      such individual is actually aware
                                             of such fact or other matter; or

                                    (b)      a prudent individual could be
                                             expected to discover or otherwise
                                             become aware of such fact or other
                                             matter in the course of conducting
                                             a reasonable and diligent
                                             investigation concerning the truth
                                             or existence of such fact or other
                                             matter.

                                    The Vendors shall be deemed to have
                                    "Knowledge" of a particular fact or other matter if any officer, employee or other Representative of the Vendors has Knowledge of such fact or other matter.

LEGAL REQUIREMENT                   "Legal Requirement" shall mean any federal,
                                    state, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, ruling, directive, pronouncement, requirement, specification, determination, decision, opinion or interpretation that is, has been or may in the future be issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental
                                    Body.

LIABILITY                           "Liability" shall mean any debt, obligation,
                                    duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

MATERIAL ADVERSE EFFECT             For the purposes of the Agreement, "Material
                                    Adverse Effect" as it applies to the Company or Purchaser means an adverse effect on the business, operations, condition (financial or otherwise), assets or prospects of the Company or Purchaser, taken as a whole, which is material. For purposes of this Agreement, documents, objects, effects, conditions, events or occurrences shall be deemed "material" if they involve amounts, or result in Purchaser Damages (as hereinafter defined), in excess of A$50,000
                                    (or equivalent in any other currency)
                                    individually or when aggregated with other
                                    Purchaser Damages incurred due to a breach of a representation or warranty by the Vendors or if they in any way materially and adversely affect the value of, or the Company's rights, title or interest in, any of its assets. For purposes of this Agreement, "Purchaser Damages" means any material loss, expense, liability, or other damages, including the reasonable costs of investigation, interest, penalties and attorney's and accountant's fees.

ORDER                               "Order" shall mean any:

                                    (a)      order, judgment, injunction, edict,
                                             decree, ruling, pronouncement,
                                             determination, decision, opinion,
                                             verdict, sentence, subpoena, writ
                                             or award that is, has been or may
                                             in the future be issued, made,
                                             entered, rendered or otherwise put
                                             into effect by or under the
                                             authority of any court,
                                             administrative agency or other
                                             Governmental Body or any arbitrator
                                             or arbitration panel; or

                                    (b)      Contract with any Governmental Body
                                             that is, has been or may in the
                                             future be entered into in
                                             connection with any Proceeding.

ORDINARY COURSE OF BUSINESS         An action taken by or on behalf of the
                                    Company shall not be deemed to have been taken in the "Ordinary Course of Business" unless:

                                    (a)      such action is recurring in nature,
                                             is consistent with the Company's
                                             past practices and is taken in the
                                             ordinary course of the Company's
                                             normal day-to-day operations;

                                    (b)      such action is taken in accordance
                                             with sound and prudent business
                                             practices;

                                    (c)      such action is not required to be
                                             authorized by the Company's
                                             shareholders, the Company's board
                                             of directors or any committee of
                                             the Company's board of directors
                                             and does not require any other
                                             separate or special Authorisation
                                             of any nature; and

                                    (d)      such action is similar in nature
                                             and magnitude to actions
                                             customarily taken, without any
                                             separate or special Authorisation,
                                             in the ordinary course of the
                                             normal day-to-day operations of
                                             other Entities that are engaged in
                                             businesses similar to the Company's
                                             business.

PAST BENEFIT PLAN                   "Past Benefit Plan" shall mean any Employee
                                    Benefit Plan (other than a Current Benefit
                                    Plan):

                                    (a)      which the Company has at any time
                                             established, adopted, maintained or
                                             sponsored;

                                    (b)      in which the Company has ever
                                             participated;

                                    (c)      with respect to which the Company
                                             has ever made, or has ever been
                                             required or permitted to make, any
                                             contribution; or

                                    (d)      with respect to which the Company
                                             has ever been subject to any
                                             Liability.

PERSON "Person" shall mean any individual, Entity or Governmental Body.

PRE-CLOSING PERIOD                  "Pre-Closing Period" shall mean the period
                                    commencing as of the date of the Agreement and ending on the Closing Date.

PROCEEDING                          "Proceeding" shall mean any action, suit,
                                    litigation, arbitration, proceeding
                                    (including any civil, criminal,
                                    administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation that is, has been or may in the future be commenced, brought, conducted or heard by or before, or that otherwise has involved or may involve, any Governmental Body or any arbitrator or arbitration panel.

PROPRIETARY ASSET                   "Proprietary Asset" shall mean any patent,
                                    patent application, trademark (whether
                                    registered or unregistered and whether or not relating to a published work), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, franchise, system, domain name or internet address, computer software, invention, design, blueprint, proprietary product, technology, proprietary right or other intellectual property right or intangible asset.

PROPRIETARY INFORMATION
AND INVENTIONS DEED                 "Proprietary Information and Inventions
                                    Deed" means the proprietary information and inventions deed in the form attached as Exhibit E.

RELATED PARTY                       Each of the following shall be deemed to be
                                    a "Related Party":

                                    (a)      the Vendors;

                                    (b)      each individual who is, or who has
                                             at any time been, an officer of the
                                             Vendors;

                                    (c)      each member of the family of each
                                             of the parties who are individuals
                                             referred to in clauses "(a)" and
                                             "(b)" above; and

                                    (d)      any Entity in which any one of the
                                             parties referred to in clauses
                                             "(a)", "(b)" and "(c)" above holds
                                             (or in which more than one of such
                                             parties collectively hold),
                                             beneficially or otherwise, a
                                             material voting, proprietary or
                                             equity interest.

RELEVANT SCHEME                     shall mean: all superannuation schemes,
                                    retirement benefit schemes or other pension schemes or arrangements; and all employment benefit plans, programs or arrangements including medical, dental or life insurance to which the Company or any of its subsidiaries is a party or which the Company or any of its subsidiaries makes available or obtains for its officers or employees or former officers or employees;

REPRESENTATIVES                     "Representatives" shall mean officers,
                                    directors, employees, agents, attorneys, accountants, advisors and representatives.

SUBSCRIPTION SHARES                 "Subscription Shares" shall have the meaning
                                    as specified in Section 1.1 of the
                                    Agreement.

SCHEDULED CLOSING TIME              "Scheduled Closing Time" shall have the
                                    meaning specified in Section 1.3(a) of the Agreement.

SHAREHOLDERS DEED                   "Shareholders Deed" means the shareholders
                                    deed in the form attached as Exhibit K.

SUBSCRIPTION PRICE                  "Subscription Price" means the sum of
                                    A$4,995,918.

SUBSIDIARY                          "Subsidiary" has the meaning given to that
                                    term in Division 6 of part 1.2 of the
                                    Corporations Law.

TAX "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, estimated tax, gross receipts tax, value-added or goods and services tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, land or property tax, business tax, occupation tax, inventory tax, occupancy tax, withholding tax or payroll tax), levy, assessment, tariff, impost, imposition, toll, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), that is, has been or may in the future be
                                    (a) imposed, assessed or collected by or under the authority of any Governmental

                                    Body, or (b) payable pursuant to any
                                    tax-sharing agreement or similar Contract.

TAX RETURN                          "Tax Return" shall mean any return
                                    (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information that is, has been or may in the future be filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal
                                    Requirement relating to any Tax.

TRANSACTIONAL AGREEMENTS            "Transactional Agreements" shall mean:

                                    (a)      the Agreement;

                                    (b)      the Employment Agreements referred
                                             to in Section 1.3(b)(viii) of the
                                             Agreement;

                                    (c)      the Shareholders Deed;

                                    (d)      the Proprietary Information and
                                             Inventions Deed; and

                                    (e)      the Closing Certificate.

TRANSACTIONS                        "Transactions" shall mean (a) the execution
                                    and delivery of the respective Transactional
                                    Agreements, and (b) all of the transactions contemplated by the respective Transactional
                                    Agreements, including:

                                    (i)      the subscription of the
                                             Subscription Shares by the
                                             Purchaser (or its nominee) in
                                             accordance with the Agreement; and

                                    (ii)     the performance by the Vendors and
                                             the Purchaser of their respective
                                             obligations under the Transactional
                                             Agreements and the exercise by the
                                             Vendors and the Purchaser of their
                                             respective rights under the
                                             Transactional Agreements.

                                    EXHIBIT D

                              LIST OF SHAREHOLDERS


PART I: SUBSCRIPTION SHARES

2,287,725 fully paid shares in the capital of the Company representing 51% of the total outstanding voting equity of the Company on a fully diluted basis immediately following the issue of such shares.

PART II: THE VENDORS



     SHAREHOLDER                           SHARES
     -----------                           ------

     I.T. & e. Ltd                         2,088,111

     ACN 078 210 938 Pty Ltd                 109,899


PART III: THE COVENANTORS

1.       Scott Anthony Carlile

2.       Anthony Douglas Bodin

3.       Stephen Constantinou

4.       Dean Wilson



                                      D-1